 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-294902
PROSPECTUS SUPPLEMENT
(To prospectus dated April 16, 2026)
Up to $50,000,000 Common Shares
On May 29, 2020, we entered into an At Market Issuance Sales Agreement with B. Riley Securities, Inc. (formerly known as B. Riley FBR, Inc.) (“B. Riley Securities”), relating to our common shares, no par value per share (the “common shares”), offered by our prospectus supplement dated May 29, 2020 and an accompanying base prospectus. On June 7, 2021, we entered into an amended and restated Sales Agreement (the “Sales Agreement”) to add Cantor Fitzgerald & Co. (“Cantor” and together with B. Riley Securities, the “Agents”) as a co-agent under the Sales Agreement. We entered into first (“Amendment No. 1”) and second (“Amendment No. 2”) amendments to the Sales Agreement on December 17, 2021, and July 19, 2023, respectively, with the Agents to, among other things, reflect then-new registration statements. On April 16, 2026, we entered into a third amendment to the Sales Agreement (“Amendment No. 3” and, together with the Sales Agreement, Amendment No. 1, and Amendment No. 2, the “Amended Sales Agreement”) with the Agents to, among other things, reflect another new registration statement. Since July 19, 2023 and as of April 16, 2026, we have issued and sold 31,593,965 common shares having aggregate gross proceeds of approximately $51,047,056 under the Sales Agreement, as amended by Amendment Nos. 1 and 2. On April 6, 2026, we filed a new registration statement on Form S-3 (File No. 333-294902) of which this prospectus supplement and the accompanying base prospectus form a part, which registration statement became effective on April 16, 2026. In accordance with the terms of the Amended Sales Agreement, pursuant to this prospectus supplement we may offer and sell common shares having a maximum aggregate sales price of up to $50,000,000 from time to time through or to the Agents as sales agent or principal.
Our common shares are traded on the Toronto Stock Exchange (“TSX”) under the symbol “URE” and on the NYSE American LLC (“NYSE American”) under the symbol “URG.” On April 15, 2026, the last reported sale price of our common shares on the NYSE American was $1.65 per common share and on the TSX was Cdn$2.26 per common share.
Sales of common shares, if any, may be made by any method permitted by law deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agents will use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of all shares sold under the Amended Sales Agreement. In connection with the sale of common shares on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.
Investing in our common shares involves significant risks. Before buying common shares, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
B. Riley Securities	Cantor
The date of this prospectus supplement is April 16, 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any applicable free-writing prospectus we issue. We have not, and the Agents have not, authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any applicable free-writing prospectus we issue. We have not, and the Agents have not, authorized anyone to give you any other information. We and the Agents take no responsibility for any other information that others may give you. This prospectus supplement, the accompanying base prospectus and any applicable free writing prospectus we issue do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying base prospectus and any applicable free writing prospectus we issue constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus and any applicable free writing prospectus we issue is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying base prospectus and any applicable free writing prospectus we issue is delivered or securities are sold on a later date. Our business, financial condition, prospectus and results of operations may have changed since those respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to, updates and changes information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying base prospectus or any document incorporated by reference herein or therein that is filed with the SEC prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, to the extent that any information in a filing that we make with the SEC adds to, updates or changes information contained in an earlier filing we made with the SEC, the information in such later filing shall be deemed to modify and supersede such information in the earlier filing.
All references in this prospectus supplement and the accompanying base prospectus to “we,” “us,” “our,” the “Company,” or similar references refer to Ur-Energy Inc. and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable Canadian securities laws, and these forward-looking statements can be identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “intend,” “plan” and other similar expressions or statements that an action, event or result “may,” “could” or “should” be taken, occur or be achieved, or the negative thereof or other similar statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Such statements include, but are not limited to: (i) our ability to maintain operations at Lost Creek or commence operations at Shirley Basin in a safe and compliant fashion; (ii) the timing to complete our return to full-production operations at Lost Creek or commence operations at Shirley Basin; (iii) our ability to deliver into our sales commitments; (iv) our ability to satisfy our inventory loan or convertible notes obligations; (v) whether the sales prices in our contracts will be profitable on an all-in production cost basis; (vi) the continuing technical and economic viability of Lost Creek, including as set forth in our Initial Assessment of the property (the Lost Creek Report); (vii) the timing and outcome of processing and completing future permits and authorizations for ongoing or new operations; (viii) the ability and timing to complete additional favorable uranium sales agreements, including spot sales as may be warranted; (ix) the production rates and life of the Lost Creek Project and subsequent development of and production from Adjoining Projects within the Lost Creek Property, including plans at LC East; (x) the potential of exploration targets throughout the Lost Creek Property (including the ability to expand resources); (xi) our ability to advance exploration programs, and the potential of our other exploration projects, including our Lost Soldier, North Hadsell, and other projects in the Great Divide Basin and Lucky Mc; (xii) the technical and economic viability of Shirley Basin, as otherwise set forth in our Initial Assessment of the project (the Shirley Basin Report); (xiii) our ability to complete the construction and build out of Shirley Basin on current budget and schedule and the ability to complete construction of the wastewater treatment facility at Lost Creek as currently planned; (xiv) conditions in the uranium market including the major influences of climate change and environmental objectives, geopolitics, trade actions, and demands of artificial intelligence and data centers, and how they will affect our operations and business; and (xv) the impacts of global conflicts and geopolitical tensions, including current trade controls and impositions of tariffs, on the global economy and more specifically on the nuclear fuel industry including U.S. uranium producers.
Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus supplement.
Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:
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political, economic and regulatory risks and social unrest, including the wars in the Middle East and Ukraine;

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future estimates for production;

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capital expenditures;

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operating costs;

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mineral resources, grade estimates and recovery rates;

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market prices;

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our business strategies and measures to implement such strategies;

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our competitive strengths;

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our estimates of goals for expansion and growth of the business and operations;

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our plans and references to our future successes;

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our history of operating losses and uncertainty of future profitability;

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our status as an exploration stage company;

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our lack of mineral reserves;

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risks associated with obtaining permits and other authorizations in the U.S.;

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risks associated with current variable economic conditions, including the rate of inflation;

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our ability to service our convertible note debt facility and inventory loan facility and maintain compliance with all restrictive covenants related to the facilities;

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the possible impact of future debt or equity financings;

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the hazards associated with mining production operations;

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compliance with environmental laws and regulations;

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wastewater management;

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uncertainty regarding the pricing and collection of accounts;

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the possibility for adverse results in potential litigation;

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uncertainties associated with changes in law, government policy and regulation;

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uncertainties associated with a Canada Revenue Agency or U.S. Internal Revenue Service audit of any of our cross border transactions;

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adverse changes in general business conditions in any of the countries in which we do business;

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changes in our size and structure;

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the effectiveness of management and our strategic relationships;

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ability to attract, train and develop and retain key personnel and management;

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uncertainties regarding the need for additional capital;

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sufficiency of insurance coverages, bonding surety arrangements, and indemnifications for our inventory;

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uncertainty regarding the fluctuations of quarterly results;

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foreign currency exchange risks;

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ability to enforce civil liabilities under U.S. securities laws outside the U.S.;

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our ability to maintain our listing on the NYSE American and TSX;

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risks associated with the expected classification as a “passive foreign investment company” under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended;

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risks associated with our investments;

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other factors, many of which are beyond our control; and

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other risks and uncertainties described elsewhere in this prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in other filings we make with the SEC.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Our Business” and “Risk Factors” in this prospectus supplement and the accompanying base prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated, or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.
We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus supplement by the foregoing cautionary statements.

CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING DISCLOSURE OF
MINERAL RESOURCES
Unless otherwise indicated, all mineral resource estimates included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and the documents incorporated herein and therein have been, and will be, prepared in accordance with U.S. securities laws pursuant to Regulation S-K, Subpart 1300 (“S-K 1300”).
Investors should note that the term “mineral resource” does not equate to the term “mineral reserve.” Mineralization may not be classified as a “mineral reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under S-K 1300, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies.
Additionally, as required under S-K 1300, our report on the Lost Creek Property includes two economic analyses to account for the chance that the inferred resources are not upgraded as production recovery progresses and we collect additional drilling data; the second economic analysis was prepared which excluded the inferred resources. The estimated recovery excluding the inferred resources also establishes the potential viability of the property, as detailed in the S-K 1300 report. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable.
CURRENCY AND EXCHANGE RATES
Unless otherwise indicated, all references to “$” or “dollars” in this prospectus supplement and the accompanying base prospectus refer to U.S. dollars. References to “Cdn$” in this prospectus supplement and the accompanying base prospectus refer to Canadian dollars.
The rate of exchange on April 15, 2026, as reported by the Bank of Canada for the conversion of Canadian dollars to U.S. dollars, was Cdn$1.00 equals $0.7275 and, for the conversion of U.S. dollars to Canadian dollars, was $1.00 equals Cdn$1.3746.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about Ur-Energy Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Ur-Energy, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common shares” means our common shares, no par value, offered by this prospectus supplement.
Our Company
Incorporated on March 22, 2004, Ur-Energy is an exploration stage issuer, as that term is defined by the SEC. We are engaged in uranium recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the U.S. We are operating our first in situ recovery (“ISR”) uranium facility at our Lost Creek Project in Wyoming. Ur-Energy is a corporation continued under the Canada Business Corporations Act (the “CBCA”) on August 8, 2006. Our common shares are listed on the TSX under the symbol “URE” and on the NYSE American under the symbol “URG.”
Ur-Energy has one wholly owned subsidiary, Ur-Energy USA Inc., incorporated under the laws of the State of Colorado. Ur-Energy USA Inc. has three wholly owned subsidiaries: NFU Wyoming, LLC, a limited liability company formed under the laws of the State of Wyoming, which acts as our land holding and exploration entity; Lost Creek ISR, LLC, a limited liability company formed under the laws of the State of Wyoming to operate our Lost Creek Project and hold our Lost Creek properties and assets; and Pathfinder Mines Corporation, incorporated under the laws of the State of Delaware, which holds, among other assets, our Shirley Basin Project in Wyoming.
We utilize the ISR method of recovery of uranium at our flagship project, Lost Creek, and will do so at other projects where possible. The ISR technique is employed in uranium extraction because it allows for an effective recovery of roll front uranium mineralization at a lower cost. At Lost Creek, we extract and process U3O8 for shipping to a third-party conversion facility to be weighed, assayed and stored until sold. After sale, when further processed, the uranium we have produced fuels carbon-free, emissions-free nuclear power, which is a cost-effective, safe, and reliable form of electrical power. Nuclear power provides an estimated 50% of the carbon-free electricity in the U.S.
Our Lost Creek wellfield is permitted and licensed for annual recovery of up to 1.2 million pounds of U3O8. The processing facility at Lost Creek, which includes all circuits for the production, drying and packaging of U3O8 for delivery into sales transactions, is designed and approved under current licensing to process up to 2.2 million pounds of U3O8 annually, which provides additional capacity of up to one million pounds of U3O8 to process material from other sources. The Lost Creek processing facility will be utilized to process captured U3O8 from our Shirley Basin Project for which we are completing construction of a satellite plant.
We are an “exploration stage issuer,” as that term is defined under S-K 1300, because we have not established proven or probable mineral reserves through the completion of a pre-feasibility or feasibility study for any of our uranium projects. As a result, and even though we commenced recovery of uranium at our Lost Creek Project in 2013, we remain classified as an exploration stage issuer and will continue to remain an exploration stage issuer until such time as proven or probable mineral reserves have been established.
Our corporate office is located at 1478 Willer Drive, Casper, Wyoming 82604, and our telephone number is 720-981-4588. Our website address is www.ur-energy.com. The information on our website is not part of this prospectus.

THE OFFERING
The following summary contains basic information about our common shares and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more detailed description of our common shares, see “Description of Common Shares” in the accompanying base prospectus.
Issuer
Ur-Energy Inc.
Securities Being Offered
Common shares, no par value per share, having a maximum aggregate sales price of up to $50,000,000.
Manner of Offering
“At the market” offering of common shares through or to B. Riley Securities and Cantor, as sales agent or principal. See “Plan of Distribution” on page S-11 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from this offering, after deducting the Agents’ commissions and our offering expenses, to supplement working capital for the continued optimization of operations at Lost Creek, to support construction and commissioning of production operations at Shirley Basin, capital for our exploration program, support possible future acquisitions, and for other working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.
Trading Symbol
Our common shares are listed on the NYSE American under the symbol “URG” and on the TSX under the symbol “URE.”
Risk Factors
Investing in our common shares involves significant risks. Please read the information contained in and incorporated by reference under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and page 2 of the accompanying base prospectus.
Tax Considerations
Purchasing our common shares may have tax consequences in the United States and Canada. This prospectus supplement and the accompanying base prospectus may not describe these consequences fully for all investors. Investors should read the tax discussion in the accompanying base prospectus and consult with their tax adviser. See “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations” in the accompanying base prospectus.
Dividend Policy
We have not paid dividends on our common shares and do not intend to pay cash dividends in the foreseeable future.

RISK FACTORS
An investment in the common shares offered in this prospectus supplement involves a high degree of risk. You should consider carefully the risks and uncertainties described below, in addition to the other information, documents or reports included or incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision. You should also carefully consider the risk factors in the section entitled “Risk Factors” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.
Risks Related to this Offering
Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.
We currently intend to allocate the net proceeds that we will receive from the offering as described under the heading “Use of Proceeds” below. However, management will have discretion in the actual application of the net proceeds, and we may elect to allocate proceeds differently from that described in “Use of Proceeds” if we believe it would be in our best interests to do so. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have an adverse effect on our business and cause the price of our common shares to decline.
Resales of our common shares in the public market may cause the trading price of the shares to fall.
Resales of a substantial number of our common shares could depress the trading price of our common shares. This offering of new common shares could result in resales of our common shares by our current shareholders concerned about the potential dilution of their holdings. If our shareholders sell substantial amounts of our common shares in the public market, the trading price of our common shares could fall.
The market price of our common shares may fluctuate significantly.
The market price of our common shares has fluctuated and could fluctuate substantially in the future. This volatility may subject our stock price to material fluctuations due to the factors discussed under “Risk Factors” in this prospectus supplement, the accompanying base prospectus, and the documents incorporated herein and therein by reference, and other factors including market reaction to the estimated fair value of our portfolio; rumors or dissemination of false information; changes in coverage or earnings estimates by analysts; our ability to meet analysts’ or market expectations; and sales of common shares by existing shareholders.
You may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common shares outstanding prior to this offering. Assuming that an aggregate of 32,051,282 of our common shares are sold at an assumed public offering price of $1.56 per share, the last reported share price of our common shares on the NYSE American on April 13, 2026, for aggregate gross proceeds of $50,000,000, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $1.25 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering, and the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
The common shares offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the Amended Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Amended Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Agents at any time throughout the term of the Amended Sales Agreement. The number of shares that are sold by the Agents after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with the Agents. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

DILUTION
Purchasers of common shares offered by this prospectus supplement and the accompanying base prospectus may experience immediate dilution in the net tangible book value of their common shares from the price paid in the offering. The net tangible book value of our common shares as of December 31, 2025, was approximately $77,452,000 or $0.20 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding as of December 31, 2025.
Dilution per share represents the difference between the public offering price per common share and the adjusted net tangible book value per common share after giving effect to this offering. After reflecting the sale in this offering of 32,051,282 common shares at an assumed public offering price of $1.56 per share, the last reported share price of our common shares on the NYSE American on April 13, 2026, less commissions and estimated offering expenses, the adjusted net tangible book value of our common shares as of December 31, 2025, would have been approximately $126,202,000, or approximately $0.31 per share. The change represents an immediate increase in net tangible book value per common share of $0.11 per share to existing stockholders and an immediate dilution of $1.25 per share to new investors purchasing the common shares in this offering. The following table illustrates this per share dilution:
Assumed public offering price per common share		$1.56
Net tangible book value per share as of December 31, 2025	$0.20
Increase per share attributable to this offering	$0.11
Adjusted net tangible book value per share as of December 31, 2025		$0.31
Dilution per share attributable to this offering		$1.25
The foregoing calculations are based on 378,169,709 common shares outstanding as of December 31, 2025 and excludes (i) 8,883,608 common shares issuable upon the exercise of outstanding stock options having a weighted average exercise price of $1.31 per share; and (ii) 1,127,706 common shares issuable upon of redemption of outstanding restricted share units having a weighted-average grant date fair value of $1.38 per unit.
The table above assumes for illustrative purposes that an aggregate of 32,051,282 common shares are sold during the term of the Amended Sales Agreement at a price of $1.56 per share for aggregate gross proceeds of $50,000,000. In fact, the shares subject to the Amended Sales Agreement will be sold, if at all, from time to time at prices that may vary.
An increase of $0.39 per share in the price at which the shares are sold from the assumed offering price of $1.56 per share shown in the table above, assuming all of our common shares in the aggregate amount of $50,000,000 during the term of the Amended Sales Agreement are sold at that price, would decrease the assumed number of shares issued in the offering by approximately 6,410,256, not materially change our adjusted net tangible book value per share after the offering to $0.31 per share, and would increase the dilution in net tangible book value per share to new investors in this offering to $1.64 per share, after deducting commissions and estimated aggregate offering expenses payable by us.
A decrease of $0.39 per share in the price at which the shares are sold from the assumed offering price of $1.56 per share shown in the table above, assuming all of our common shares in the aggregate amount of $50,000,000 during the term of the Amended Sales Agreement are sold at that price, would increase the number of shares issued in the offering by approximately 10,683,761, decrease our adjusted net tangible book value per share after the offering to $0.30 per share, and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.87 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

USE OF PROCEEDS
We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of proceeds we receive from this offering, if any, will depend upon the number of common shares sold and the market price at which they are sold.
We intend to use the net proceeds from this offering, after deducting the Agents’ commissions and our offering expenses, to supplement working capital for the continued optimization of operations at Lost Creek, to support construction and commissioning of production operations at Shirley Basin, capital for our exploration program, support possible future acquisitions, and for other working capital and general corporate purposes.
Our management will have broad discretion in the application of the net proceeds of this offering.

PLAN OF DISTRIBUTION
On May 29, 2020, we entered into an At Market Issuance Sales Agreement with the B. Riley Securities Inc., under which we may issue and sell common shares from time to time through or to the Agent, as sales agent or principal in such amounts as is set forth in a prospectus supplement filed by us. On June 7, 2021, we entered into an amended and restated Sales Agreement to add Cantor as a co-agent under the ATM program. On April 6, 2026, we filed a new registration statement on Form S-3 (File No. 333-294902), of which this prospectus supplement and the accompanying base prospectus form a part, which became effective on April 16, 2026. The Amended Sales Agreement was filed as an exhibit to a report filed under the Exchange Act and is incorporated by reference in this prospectus supplement. The Agents may sell the common shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agents not to sell our common shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of our common shares upon notice and subject to other conditions. The Agents will not engage in any transactions that stabilize the price of our common shares.
From time to time during the term of the Amended Sales Agreement, we will notify an Agent of the amount of shares to be sold, the dates on which such sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of shares that may be sold in any one day. Once we have so instructed an Agent, unless such Agent declines to accept the terms of such notice or until such notice is terminated or suspended as permitted by the Amended Sales Agreement, such Agent shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the Amended Sales Agreement are subject to a number of customary conditions that we must meet.
The Agents will provide written confirmation to us no later than the opening of the trading day following the trading day on which the Agents have sold common shares for us under the Amended Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate compensation payable by us to the Agents in connection with the sale and the net proceeds to us from the sale of the shares.
Settlement for sales of common shares will occur on the second trading day following the date on which any sales are made or on such earlier day as is then industry practice for regular-way trading, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated by this prospectus supplement will be settled through the facilities of The Depositary Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the Agents a commission of up to 3.0% of the gross proceeds we receive from the sales of our common shares by the Agents. We have also agreed to pay various fees and expenses related to this offering, including certain of the Agents’ legal expenses up to $50,000 in the aggregate incurred in connection with entering into the transactions contemplated by the Sales Agreement, up to $15,000 in the aggregate incurred in connection with Amendment No. 1, up to $15,000 in the aggregate incurred in connection with Amendment No. 2, up to $15,000 in the aggregate incurred in connection with Amendment No. 3, and up to $2,500 in the aggregate, per calendar quarter, for ongoing diligence arising from the transactions contemplated by the Amended Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of common shares on our behalf hereunder, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against specified liabilities, including liabilities under the Securities Act.
The offering of common shares pursuant to the Amended Sales Agreement will terminate upon the earlier of (i) the sale of all common shares subject to the Amended Sales Agreement, or (ii) the termination of the Amended Sales Agreement by the Agents or us in accordance with the Amended Sales Agreement.

This summary of the material provisions of the Amended Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.
The Agents and their respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making or stabilizing activities involving our common shares while the offering is ongoing under this prospectus supplement and the accompanying base prospectus.

LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon by Fasken Martineau DuMoulin LLP, on behalf of the Company. Certain U.S. legal matters will be passed upon for the Company by Davis Graham & Stubbs LLP, Denver, Colorado, and for the Agents by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements of Ur-Energy Inc. as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The mineral resource estimate and related information of our Lost Creek Property incorporated by reference herein are based upon analyses performed or overseen by Western Water Consultants, Inc., d/b/a WWC Engineering. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.
The mineral resource estimate and related information of our Shirley Basin Project incorporated by reference herein are based upon analyses performed or overseen by Western Water Consultants, Inc., d/b/a WWC Engineering. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and the rules and regulations thereunder, and in accordance therewith, we file periodic reports and proxy statements with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov and our website at www.ur-energy.com. Information contained on our website are not a part of this prospectus supplement.
We have filed with the SEC a registration statement (of which this prospectus supplement and the accompanying base prospectus are a part) on Form S-3 under the Securities Act with respect to our securities. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC.
We also maintain an Internet website at www.ur-energy.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus supplement or the accompanying base prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying base prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 10, 2026; and

•
our Definitive Proxy Statement on Schedule 14A filed on April 25, 2025.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus supplement is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference in this prospectus supplement modifies or supersedes such statement.
Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.
We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement. Requests should be directed to:
Ur-Energy Inc.
10758 W. Centennial Road, Suite 200
Littleton, Colorado 80127
Attention: General Counsel
(720) 981-4588
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

PROSPECTUS
$300,000,000
Common Shares
Warrants
Units
Rights
Senior Debt Securities
Subordinated Debt Securities
Ur-Energy Inc. (the “Company,” “we,” “us,” or “our”) may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, of our common shares, no par value (“common shares”), warrants to purchase common shares (the “warrants”), our senior and subordinated debt securities, rights to purchase common shares and/or senior or subordinated debt securities, units consisting of two or more of these classes of securities or any combination thereof up to an aggregate initial offering price of $300,000,000 (all of the foregoing, collectively, the “Securities”). The prices at which we may sell the Securities will be determined by the prevailing market price for such Securities. We will bear all expenses of registration incurred in connection with this offering.
We will provide specific terms of any offering of Securities in one or more supplements to this prospectus. The Securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.
We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the Securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from an offering of Securities will be described in the prospectus supplement.
Our registration of the Securities covered by this prospectus does not mean that we will offer or sell any of the Securities. We may sell the Securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we may sell the Securities in the section entitled “Plan of Distribution” beginning on page 23.
Our common shares are traded on the Toronto Stock Exchange (“TSX”) under the symbol “URE” and on the NYSE American LLC (“NYSE American”) under the symbol “URG.” On April 15, 2026, the last reported sale price of the common shares on the NYSE American was $1.65 per common share and on the TSX was Cdn$2.26 per common share. Unless otherwise specified in the applicable prospectus supplement, the Securities other than the common shares will not be listed on any securities exchange.
There is currently no market through which the Securities, other than the common shares, may be sold and you may not be able to resell such Securities purchased under this prospectus and any applicable prospectus supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 16, 2026.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “Ur-Energy,” the “Company,” “we,” “us” and “our” refer to Ur-Energy Inc., either alone or together with our subsidiaries as the context requires. When we refer to “shares” throughout this prospectus, we include all rights attaching to our common shares under any shareholder rights plan then in effect.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission,” using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” below for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

RISK FACTORS
The following sets forth certain risks and uncertainties that could have a material adverse effect on our business, financial condition and/or results of operations and the trading price of our common shares, which may decline, and investors may lose all or part of their investment. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial also may impair our business operations. We cannot assure you that we will successfully address these risks. In addition, other unknown risks may exist that may affect our business.
An investment in the Securities offered in this prospectus involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below, in addition to the other information, documents or reports included or incorporated by reference into this prospectus. You should also carefully consider the risk factors in the section entitled “Risk Factors” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this prospectus in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement. For more information, see “Where You Can Find More Information” below. Also, please read our “Cautionary Statement Regarding Forward-Looking Statements.”
Resales of our common shares in the public market following an offering may cause the trading price of the shares to fall.
Resales of a substantial number of our common shares could depress the trading price of our common shares. An offering of new common shares could result in resales of our common shares by our current shareholders concerned about the potential dilution of their holdings. If our shareholders sell substantial amounts of our common shares in the public market following an offering, the trading price of our common shares could fall.
If you purchase our common shares in an offering, you may experience immediate dilution.
Because the price per share of our common shares being offered may be higher than the book value per share of our common shares, you may suffer immediate and substantial dilution in the net tangible book value of the common shares you purchase in an offering. The issuance of additional common shares in future offerings could be dilutive to shareholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, common shares in the future and those options, warrants or other securities are exercised, converted or exchanged, shareholders may experience further dilution.
Risk Factors Related to the Uranium Markets and Nuclear Fuel Cycle Industries
We have entered into term sales contracts for a portion of our Lost Creek and Shirley Basin production; however, we may be unable to enter into additional term sales contracts in the future on suitable terms and conditions.
We have secured term sales contracts for annual base commitments between 800,000 and 1,400,000 pounds uranium oxide (“U3O8”) annually between 2026 and 2030, with at least 100,000 pounds U3O8 committed in each of 2032 and 2033. While we continue to respond to requests for proposals from nuclear fuel purchasers, there is no certainty that we will be able to enter additional term sales agreements at suitable pricing and other terms to support longer-term production at Lost Creek and Shirley Basin. The failure to complete additional term sales contracts on suitable terms could adversely impact our operations and resulting cash flows and income.
The uranium market, including the price of U3O8, is volatile and has limited customers.
The price of uranium is volatile and has experienced and may continue to experience significant price movements over short periods of time. Spot pricing reached lows at or below $20.00 per pound U3O8 from

2016 to 2020. Although current spot pricing remains significantly improved from those lows, pricing continues to demonstrate volatility: at December 31, 2024, the price of U3O8 was $72.63 per pound and at December 31, 2025, the price was $81.55 per pound U3O8. Factors beyond our control affect the market, including demand for nuclear power; changes in public acceptance of nuclear energy; political and economic conditions in uranium mining, producing and consuming countries; costs and availability of financing of nuclear plants; changes in governmental regulations; global or regional consumption patterns; speculative activities and increased production due to new extraction developments and improved production methods; the future viability and acceptance of small modular reactors or micro-reactors and the related fuel requirements for this new technology; reprocessing of spent fuel and the re-enrichment of depleted uranium tails or waste; and global economics, including currency exchange rates, interest rates and expectations of inflation. Any future accidents, or threats of or incidents of war, civil unrest or terrorism at nuclear facilities are likely to also impact the conditions of uranium mining and the use and acceptance of nuclear energy. The effect of these factors on the price of uranium, and therefore on the economic viability of our properties, cannot accurately be predicted.
The uranium industry is highly competitive, and nuclear energy competes with other energy sources.
The national and international uranium industry is small and highly competitive. Our activities are directed toward the exploration for, and evaluation, acquisition and development of uranium deposits into production operations. There is no certainty that any expenditures we make will result in development or production of commercial quantities of uranium. There is aggressive competition within the uranium mining industry for the discovery, acquisition and development of properties considered to have commercial potential. We compete with other companies for the opportunity to participate in promising projects, and many of those competing entities have greater financial resources than we have and/or are state-sponsored entities. Similarly, we market our product to a limited number of purchasers in competition with supplies from a very limited number of competitors, most of which continue to be state-sponsored operations producing at lower, subsidized costs.
Nuclear energy competes with other existing sources of energy, including natural gas, oil, coal, hydroelectricity, wind and solar, geothermal and potentially other sources of energy, such as fusion, in the future. These other energy sources are to some extent interchangeable with nuclear energy, and their relative availability and cost may result in lower demand for uranium concentrate and uranium conversion services. Technical advances in, reduced government regulation of, or government support and subsidies for other energy sources could make these forms of energy more viable and have a greater impact on nuclear fuel demands. Further, the sustained growth of the uranium and nuclear power industry beyond its current level will depend upon continued and increased acceptance of nuclear technology as a means of generating electricity. Because of unique political, geopolitical, technological and environmental factors that affect the nuclear industry, the industry is subject to public opinion risks which could have an adverse impact on the demand for nuclear power, whether through increased regulation or otherwise.
Requirements for our products and services may be affected by technological changes, including artificial intelligence, in nuclear reactors, enrichment, and used uranium fuel reprocessing. These technological changes could decrease or increase the demand for uranium. The cost competitiveness of our operations may be impacted through development of new uranium recovery and processing technologies. As a result, our competitors may adopt technological advancements, including artificial intelligence, that provide them an advantage over our operations.
Lack of acceptance of, or outright opposition to, nuclear energy could impede our business.
Our future business prospects are tied to the electric utility industry in the U.S. and worldwide. Continuing fundamental changes in the utility industry, particularly in the U.S. and Europe, are expected to affect the market for nuclear and other fuels for years to come and may result in a wide range of outcomes, including the expansion or the premature shutdown of nuclear reactors. Maintaining the demand for uranium at current levels and future growth in demand will depend upon the continued acceptance of nuclear technology as a means of generating electricity. Unique political and public perception factors impact the nuclear fuel cycle industries, including uranium producers. Some government entities and non-governmental organizations continue to aggressively oppose certain mining activities including specifically uranium recovery. These actions may affect our operations even if the opposition is directed at entities or projects unrelated to our Company. Lack of continued public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry. Following the events of March 2011 in Fukushima Japan, worldwide reaction called into question the public’s confidence in nuclear energy and technology, and the impact continues in many countries. Additionally, media coverage about uranium production and nuclear energy may be inaccurate or non-objective and further negatively impact public perception of our industry.
Our business is subject to extensive environmental and other regulations that may make exploring, mining or related activities increasingly expensive, and may change at any time.
The mining industry is subject to extensive environmental and other laws and regulations which may change at any time. Environmental legislation and regulation has continued to evolve in ways which may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, increased reclamation obligations and attendant costs (and costs of bonding), and a heightened degree of responsibility for companies and their officers, directors and employees. Various regulatory actions related to the protection of the Greater Sage-Grouse, for example, are ongoing. Recurring consideration of additional EPA rulemakings, CERCLA revisions and other changes and further restrictions, including with respect to the regulations promulgated pursuant to the General Mining Law and the ongoing NRC rulemaking related to uranium in situ recovery, could have significant impacts on our operations and other mineral projects. Moreover, compliance with environmental quality requirements, reclamation laws and other restrictions imposed by federal, state and local authorities may require significant capital outlays and consume additional staff and management time, materially affect the economics of a given property, cause material changes or delays in intended activities, and potentially expose us to litigation and other legal or administrative proceedings. We cannot accurately predict or estimate the impact of any such future laws or regulations, or future interpretations of existing laws and regulations, on our operations. Historical exploration activities have occurred on many of our properties, and mining and energy production activities have occurred on or near certain of our properties. If such historical activities have resulted in releases or threatened releases of regulated substances into the environment, or historical activities require remediation, potential liability may exist under federal or state remediation statutes for which we may be inadequately bonded or insured.
Risk Factors Related to our Mining Operations
Operational and related challenges may continue as we return to steady-state operations at Lost Creek and complete the build out and commissioning of production operations at Shirley Basin. Delays may affect our timely delivery into contractual commitments.
Challenges have been encountered in our return to commercial production operations at Lost Creek. The extended time the site was maintained on reduced production operation, the required operational refinements and maintenance as operations were restarted, and other commissioning issues have caused delays in achieving production rates on the planned schedule. Challenges with recruitment, training and retention of staff were also experienced. These challenges may continue at Lost Creek until steady-state full rates of production are reached and maintained. As we complete the build out of Shirley Basin and commission its production operations, we may encounter delays in construction, availability of materials and equipment, timely labor and contractor availability and other construction, commissioning and ramp-up challenges. The planned construction of a wastewater treatment facility at Lost Creek in 2026 may also encounter such challenges and delays. Continuing challenges in operations at Lost Creek and delays, cost overruns or operational challenges at Shirley Basin could affect our ability to achieve our production plans and therefore affect timely delivery of contractual commitments to our customers, thereby negatively affecting our business, financial condition, results of operations and cash flow.
Our mining operations involve significant hazards and risks and the possibility of uninsured losses.
Mining operations generally involve a high degree of risk. We continue operations at our first and, currently, only, uranium in situ recovery facility at Lost Creek, where we began ramp-up to renewed commercial operations in 2023. We anticipate the startup and commissioning of our second uranium in situ recovery facility, Shirley Basin, during 2026 H1. Lost Creek is a remote site in south-central Wyoming. While not as remote a location as Lost Creek, Shirley Basin is an hour outside Casper, Wyoming. Lost Creek, Shirley Basin, and our other projects as they continue in development, will be subject to all the hazards and risks normally encountered at remote mining and work sites in Wyoming, including safety in commuting and severe weather which can affect such commutes and may slow operations, particularly during adverse winter weather and road conditions. Additionally, these operations are subject to perceived risks, and the hazards and risks normally encountered in the production of uranium by in situ methods of recovery, such as water management and treatment, including wastewater disposal capacity (deep wells, Class V wells, ponds or other methods; each of which requires regulatory authorizations and varying levels of expense to install and operate), unusual and unexpected geological formations, unanticipated metallurgical difficulties, equipment malfunctions and availability of materials and parts for operations and construction, interruptions of electrical power and communications, other conditions involved in the drilling and removal of material through pressurized injection and production wells, radiation safety, transportation and industrial accidents, and natural disasters (e.g., fire, tornado), any of which could result in damage to, or destruction of, production facilities, or other property, personal injury or death, environmental damage and possible legal liability. We may also not be insured against all interruptions to our operations. Losses from these or other events may cause us to incur significant costs which could materially adversely affect our financial condition and our ability to fund activities on our properties. A significant loss could force us to reduce or suspend our operations and development. Adverse effects on operations and/or further development of our projects could also adversely affect our business, financial condition, results of operations and cash flow.
Our mineral resource estimates may not be reliable and are inherently more uncertain than estimates of proven and probable reserves. There is risk and increased uncertainty to commencing and conducting production without established mineral reserves.
Our properties do not contain mineral reserves as defined under SEC Subpart 1300 of Regulation S-K (“S-K 1300”) or Canadian National Instrument 43-101 (“NI 43-101”). See “Cautionary Note Concerning Disclosure of Mineral Resources” above. Until mineral reserves or mineral resources are mined and processed, the quantity of mineral resources and grades must be considered as estimates only and may be inaccurate. We have established the existence of uranium resources for certain uranium projects, including at the Lost Creek Property and Shirley Basin. We have not established proven or probable reserves, as defined under S-K 1300 or NI 43-101, through the completion of a feasibility study for any of our uranium projects, including the operating Lost Creek Project. Furthermore, we currently have no plans to establish proven or probable reserves for any of our uranium projects for which we plan to utilize in situ recovery (“ISR”) methods, such as Lost Creek and Shirley Basin. As a result, and despite the fact that we have produced U3O8 at the Lost Creek Project since 2013, there is increased uncertainty and risk that may result in economic and technical failure which may adversely impact our future profitability.
There are numerous uncertainties inherent in estimating quantities of mineral resources, including many factors beyond our control, and no assurance can be given that the recovery of mineral resources, or even estimated mineral reserves, will be realized. In general, estimates of mineral resources are based upon several factors and assumptions made as of the date on which the estimates were determined, including (i) geological and engineering estimates that have inherent uncertainties and the assumed effects of regulation by governmental agencies; (ii) the judgment of the geologists, engineers and other professionals preparing the estimate; (iii) estimates of future uranium prices and operating costs; (iv) the quality and quantity of available data and the interpretation of that data; and (v) the accuracy of various mandated economic assumptions, all of which may vary considerably from actual results.
All estimates are, to some degree, uncertain; with ISR, this is due in part to limited sampling information collected prior to mining. For these reasons, estimates of the recoverable mineral resources prepared by different professionals, or by the same professionals at different times, may vary substantially. As such, there is significant uncertainty in any mineral resource estimate and actual deposits encountered and the economic viability of a deposit may differ materially from our estimates.
We are depleting our mineral resources and must develop additional resources to sustain ongoing operations.
We have been in production operations for more than a decade and are depleting the estimated mineral resource at Lost Creek, which remains our only uranium recovery operation until we bring Shirley Basin into operations in 2026. As a result, we must be able to continue to conduct exploration and develop additional mineral resources. During the extended downturn in the uranium market, we did not pursue exploration programs to add mineral resources to our portfolio. Although we initiated an exploration program in 2025 which we plan to continue in 2026, there can be no assurance we will discover additional economic uranium mineral resources to sustain and extend our operations. While there remain large areas of our Lost Creek Project which require additional exploration, we will need to continue to explore all project areas of the Lost Creek Property and our other mineral properties in Wyoming including those in the Great Divide Basin, or acquire additional, known mineral resource properties to replenish our mineral resources and sustain continued operations. We estimate life of mine when we prepare our mineral resource estimates, but those estimates may not be correct.
Our property title and rights may be uncertain and could be challenged.
Although we have obtained title opinions with respect to certain of our properties, there is no guarantee that title to any of our properties will not be challenged or impugned. Third parties may have valid claims underlying portions of our interests. Our mineral properties in the U.S. consist of leases covering state lands, unpatented mining claims and millsite claims, and patented mining claims and lands. Many of our mining properties in the U.S. are unpatented mining claims to which we have only possessory title. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively ownership of such claims. These uncertainties relate to such things as sufficiency of mineral discovery, proper posting and marking of boundaries and possible conflicts with other claims not determinable from descriptions of record. The present status of our unpatented mining claims located on public lands allows us the exclusive right to mine and remove valuable minerals. We are allowed to use the surface of the public lands solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the land remains with the U.S. We remain at risk that the mining claims may be forfeited either to the U.S. or to rival private claimants due to failure to comply with statutory and regulatory requirements. Certain of the changes which have been proposed in recent years to amend or replace the General Mining Law, could have an impact on the rights we currently have in our patented and unpatented mining and millsite claims. Similarly, we believe that we have the necessary rights to surface use and access in areas for which we have mineral rights other than pursuant to a federal unpatented mining claim. Those rights may also be challenged, resulting in delay or additional cost to assert and confirm our rights. We have taken or will take appropriate curative measures to ensure proper title to our mineral properties and rights in surface use or access, where necessary and where possible. Additionally, our state leases have fixed terms and, while renewals have historically been granted upon timely application, there is no certainty there will not be changes to rights granted and/or the state lands procedures, either of which could negatively affect our mineral projects.
Our mining operations are subject to numerous environmental laws, regulations and licensing and permitting requirements that can delay production and adversely affect operating and development costs.
Our business is subject to extensive federal, state and local laws governing all stages of exploration, development and operations at our mineral properties, taxes, labor standards and occupational health, mine and radiation safety, toxic substances, endangered species protections, and numerous other matters. Exploration, development, and production operations are also subject to various federal, state and local laws and regulations relating to the protection of the environment. These laws impose high standards on the mining industry, particularly with respect to uranium recovery, to monitor the discharge of wastewater and report the results of such monitoring to regulatory authorities, to reduce or eliminate certain effects on or into land, groundwater, water or air, to progressively restore mine properties, to manage hazardous wastes and materials and to reduce the risk of worker accidents. A violation of any of these laws may result in the imposition of substantial fines and other penalties and potentially expose us to operational restrictions, suspension, administrative proceedings or litigation. Many of these laws and regulations have tended to become more stringent over time, which appears may continue to be the trend in coming years. Any change in such laws or imposition of fines or restrictions in operations as a result of violations could have a material adverse effect on our financial condition, cash flow or results of operations. There can be no assurance that we will be able to meet all the regulatory requirements in a timely manner or without significant expense or that the regulatory requirements will not change to delay or prohibit us from proceeding with certain exploration, development or operations. There is no assurance that we will not face new challenges by third parties to regulatory decisions when made, which may cause additional delay and substantial expense, or may cause a project to be permanently halted. Certain recent judicial decisions affecting agency decisions and Administrative Procedures Act precedents, as well as recent agency actions and the significant restrictions created by the current U.S. federal administration related to agency staffing and permitting procedures and timelines all create uncertainty and possible additional cost, delays, litigation and negative effects for our business and operations.
Our operations require licenses and permits from various governmental authorities. We believe we hold all necessary licenses, permits and authorizations (together, “Authorizations”) under applicable laws and regulations to carry on the activities which we are currently conducting and hold or are or will be pursuing such Authorizations for activities which are currently proposed, with reasonable expectations of timely receipt. Such Authorizations are subject to changes in regulations and changes in various operating circumstances. Notwithstanding recent changes in NEPA process timelines, there can be no guarantee that we will be able to timely obtain all necessary licenses and permits that may be required to maintain our exploration and mining activities (or amendments to extend, expand or alter existing operations), including constructing mines, milling or processing facilities and commencing or continuing exploration or mining activities or operations at any of our properties. The uncertainty of the time for and outcome of regulatory processes has grown substantially as the current administration in the U.S. has eliminated jobs, funding and other resources. In addition, if we proceed to production on any other property or new geologic horizon, we must obtain and comply with permits and licenses which will contain specific operating conditions. There can be no assurance that we will be able to obtain such permits and licenses or that we will be able to comply with any and all such conditions. The ability to timely obtain all required authorizations may become more of an issue with regulatory agencies facing staffing challenges similar to those our industry is encountering, as experienced staff retire or leave government, including those with highly specialized knowledge specific to uranium recovery and radiation safety.
Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.
Numerous bills have been introduced in the U.S. Congress which, if enacted, would materially amend or replace the provisions of the General Mining Law. Such bills have proposed, among other things, to (i) significantly alter the laws and regulations relating to uranium mineral development and recovery from patented or unpatented mining claims; (ii) impose a federal royalty on production from unpatented mining claims and/or impose other taxes or additional fees on the use or occupancy of federal lands; (iii) impose time limits on the effectiveness of plans of operation that may not coincide with mine life; (iv) convert in part or in whole the existing land holdings program, requiring unpatented mining claims to be taken to lease in a new program under certain circumstances and imposing other circumstances in which the unpatented mining claim would have to be abandoned; (v) limit the mineral property holdings of any single person or company under various stages from prospecting through operations; (vi) impose more stringent environmental compliance and reclamation requirements on activities on unpatented mining claims; (vii) allow states, localities and Native American tribes to petition for the withdrawal of identified tracts of federal land from the operation of the U.S. mining laws; (viii) eliminate or greatly limit the right to a mineral patent; and (ix) allow for administrative determinations that mining would not be allowed in situations where undue degradation of the federal lands in question could not be prevented. Additionally, there continue to be proposals for withdrawal of federal lands for the purposes of mineral location and development, and the reasons for withdrawals have been increasingly broad.
If enacted, such legislation could, among other effects, change the cost of holding unpatented mining claims or leases or the duration for which the claims or leases could be held without development, and could significantly impact our ability to develop locatable mineral resources on our patented and unpatented mining claims. Although it is impossible to predict what any legislated royalties might be, implementation could adversely affect the potential for development of mineral properties, as well as the economics of existing operating mines. Passage of such legislation could adversely affect our financial performance, if passed, including proposals imposing a royalty or otherwise impacting holding and operational costs of mining claims could render mineral projects or existing mines uneconomic. Although certain of the proposed amendments have included provisions to ‘grandfather’ permitted projects, there is no assurance that any new legislation will contain such provisions or that such legislation will not otherwise have a significant financial impact on our operations and business.
We depend on services of our management and key personnel, contractors and service providers, and the timely availability of such individuals and providers cannot be assured.
Successful implementation of our business plan and operations is dependent upon our management team and experienced staff, some of whom are new to our industry and others who are approaching retirement age. Recent changes in our executive team will require successful execution of our succession planning. From time to time, we will need to recruit additional qualified employees, contractors and service providers to supplement existing management and personnel and to implement various aspects of our succession planning and business and growth plans. Although generally fully staffed at both Lost Creek and Shirley Basin, we continue to hire and train new employees as turnover occurs. Timely availability and training, strong retention rates of staffing and timely retention of contractors cannot be assured in our industry, many aspects of which are highly specialized. This is particularly true in the current labor markets in which we recruit our employees and contractors, including where we compete with higher paying energy jobs, and because of the remote locations for which employees and contractors are needed. Also, the skilled professionals with expertise in geologic, engineering and process aspects of uranium in situ recovery, radiation safety, drilling and other facets of our business are currently in high demand, as there are relatively few professionals with both expertise and experience. The sustained downturn of the uranium production industry in recent years makes these challenges even more pronounced. Even with the return to higher levels of production operations, we will be dependent on the continued service of a relatively small number of key persons, including management, senior professionals and key contractors, the loss of any one or several of whom could have an adverse effect on our business and operations, including succession planning, as could our inability to recruit and retain qualified employees, contractors and management at a pace to support our growth plans. We do not hold key man insurance in respect of any of our executive officers.
Our results of exploration and ultimate production are highly uncertain.
The exploration for, and development of, mineral deposits involve significant risks which a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing mines, and for those which are developed, there may be longer timelines, delays and greater than estimated costs to advance to production. Major expenses may be required to establish mineral resources or reserves, to develop metallurgical processes and to construct mining and processing facilities at a site. It is impossible to ensure that our current exploration and development programs will result in profitable commercial operations.
Whether a mineral deposit will be commercially viable depends on many factors, including the attributes of the deposit, such as size, grade and proximity to infrastructure, as well as uranium and gold prices, which are highly cyclical. Government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of uranium and environmental protection also are factors in determining commercial viability of a mineral project. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.
Our proprietary data, technology and intellectual property may be compromised or lost, which could result in a decreased competitive advantage and/or loss to the value of such assets.
With the ever-increasing reliance on technology throughout our operations, including developments of proprietary technology and intellectual property by the Company and/or its consultants, risks of theft, appropriation or other loss of such technology and assets and/or our proprietary data pose a risk to our competitive advantage and business and financial results. We take what we believe to be reasonable steps to protect these proprietary technologies and intellectual property, including contractually, and by efforts to obtain patents or trade rights where possible, but there can be no assurance that all such measures will be sufficient or successful.

Climate change and climate change legislation or regulations could impact our operations.
Although we play an important role in addressing climate change with our production of uranium to fuel carbon-free nuclear power, we, too, may be subject to risks associated with climate change which could harm our results of operations and increase our costs and expenses. The occurrence of severe adverse weather conditions may have a potentially serious impact on our operations. Adverse weather may result in physical damage to our operations, instability of our infrastructure and equipment, or alter the supply of electricity to Lost Creek or Shirley Basin. Impacts of such events may affect worker productivity at our projects. Should any impacts of climate change be material in nature or occur for lengthy periods of time, our financial condition or results of operations would be adversely affected.
As an ISR uranium producer, we maintain a comparatively light environmental footprint. Nonetheless, certain environmental impacts are inevitable from all mineral exploration and development. U.S., Canadian, and other international legislative and regulatory action intended to ensure the protection of the environment are continually changing and evolving in a manner expected to result in stricter standards, restrictions and enforcement, larger fines and liability, and potentially increased capital expenditures and operating costs. Transitioning our business to meet regulatory, societal and investor expectations may cause us to incur lower economic returns than originally estimated for new projects and development plans of existing operations. While we continue to monitor and assess all new policies, legislation and regulations regarding such matters, we currently believe that the impact of any such legislation on our business is unlikely to be material. We cannot, however, assure that our efforts to mitigate the impact of such laws or regulations will be successful and/or without significant attendant costs.
Risks Factors Related to our Financing and Financial Circumstances
The uranium mining industry is capital intensive, and we may be unable to raise necessary funding.
Although we currently have substantial funds on hand, additional funds may be required for working capital and exploration and development activities at our properties including Lost Creek and Shirley Basin and our exploration projects. Potential sources of future funds available to us, in addition to the proceeds from sales of existing inventory and future production, include the sale of additional equity capital, borrowing of funds or other debt structures, project financing, or the sale of our interests in assets. Continued volatility in the equity markets, particularly the commodities and energy markets, as well as current interest rates, may increase the costs attendant to either equity or debt financing. There is no assurance that such funding will be available to us to fund continued ramp up of at Lost Creek, construction and commissioning ramp-up of Shirley Basin and exploration in the Great Divide Basin. Further, even if such financing is secured, there can be no assurance that it will be obtained on terms favorable to us or will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position.
Production, operating and capital cost estimates may be inaccurate.
We prepare estimates of annual and future production, the attendant production and operational costs and required working capital for such levels of production, but there is no assurance that we will achieve those estimates. Additionally, we have estimated and continue to estimate the costs of construction for Shirley Basin, in the current market, and for our planned construction of a wastewater treatment facility at Lost Creek in 2026. These types of estimates are inherently uncertain and may change materially over time. Production and operational cost estimates are affected by changes in production levels and may be affected by inflation and cost-of-goods due to supply chain or other issues as well as the possible need to utilize a greater level of contractor services if required staffing is unavailable or cannot timely be hired and trained. Availability and consistent pricing of materials necessary in the installation of wells, surface production equipment, associated infrastructure, chemicals for processing and, expendable materials related to operations can be variable depending on economic conditions locally and worldwide and may force changes in operations and timing of resource production. In addition, we rely on certain contractors related to the installation of wells and technical services associated with that installation. Their availability or cost of service can change depending on other local market conditions and may therefore affect the installation and production rates of mining.

Our indebtedness could limit the cash flow available for our operations and expose us to risks that could adversely affect our business, financial condition and results of operations.
In December 2025, we incurred $120 million aggregate principal amount of indebtedness in connection with the issuance of the Company’s 4.75% Convertible Senior Notes due 2031 (the “Convertible Notes”). Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition. Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under the Convertible Notes or other indebtedness that we may incur, and our cash needs may increase in the future.
We may incur substantially more debt or take other actions, which would intensify the risks associated with our indebtedness.
We and our subsidiaries may incur substantial additional debt in the future, some of which may be secured debt. We are not restricted under the terms of the indenture governing the Convertible Notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of additional actions that are not limited by the terms of the indenture that could have the effect of diminishing our ability to make payments on our debt, including the Convertible Notes, when due, and in the future, require us to dedicate a portion of our cash flows from operations (if any) to payments on our indebtedness, which would reduce the availability of any cash flows to fund our business, working capital and capital expenditures. In addition, such actions could limit our flexibility to adjust to changing market conditions and our ability to withstand competitive pressures and increase our vulnerability to a downturn in general economic conditions related to our business or the mining industry.
The conversion feature of the Convertible Notes, if triggered, may adversely affect our financial condition.
In the event the conditional conversion feature of the Convertible Notes is triggered upon the satisfaction of a sale price condition, upon satisfaction of a trading price condition, upon a notice of redemption, upon the making of certain distributions to the holders of our common shares, or upon a fundamental change, in each case as provided in the indenture governing the Convertible Notes, holders of Convertible Notes will be entitled to convert their notes during specified periods at their option. Prior to October 15, 2030, a holder may convert all or any portion of its Convertible Notes at any time after March 31, 2026, but only if the last reported sale price per common share for at least 20 trading days, whether or not consecutive, during the 30 consecutive days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day. In addition, on or after October 15, 2030, a holder may convert all or any portion of its Convertible Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. If one or more holders elect to convert their Convertible Notes, unless we elect to satisfy our conversion obligation by delivering solely common shares (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Convertible Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Convertible Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.
Risks Related to our Common Shares
We have never paid dividends and do not currently expect to do so in the near future. Therefore, if our share price does not appreciate, our investors may not realize gains and could potentially lose on their investment in our shares.
We have not paid dividends on our common shares since incorporation and do not anticipate doing so in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the growth of our business. Payments of any dividends will be at the discretion of our Board after considering many factors, including our financial condition and current and anticipated cash needs. As a result, capital appreciation, if any, of our shares will be an investor’s sole source of gain for the foreseeable future.

The trading price of our common shares may continue to experience substantial volatility.
The market price of our common shares has experienced and may continue to experience substantial volatility that is unrelated to the Company’s financial condition or operations. The trading price of our common shares may also be significantly affected by short-term changes in the price of uranium. The market price of the Company’s securities is affected by many other variables which may be unrelated to our success and are, therefore, not within our control. These include other developments that affect the market for all resource sector-related securities, the breadth of the public market for the shares and the attractiveness of alternative investments; market reaction to the estimated fair value of our portfolio; rumors or dissemination of false information; changes in coverage or earnings estimates by analysts; our ability to meet analysts’ or market expectations; and sales of common shares by existing shareholders. The effect of these and other factors on the market price of the common shares is expected to make the price of the common shares volatile in the future, which may result in losses to investors.
Conversion of the Convertible Notes may dilute the ownership interest of our shareholders or may otherwise depress the price of our common shares.
The conversion of some or all the Convertible Notes may dilute the ownership interests of our shareholders. Upon conversion of the Convertible Notes, we have the option to pay or deliver cash, common shares, or a combination of cash and common shares. If we elect to settle our conversion obligation in common shares or a combination of cash and common shares, any sales in the public market of our common shares issuable upon such conversion could adversely affect prevailing market prices of our common shares. In addition, the existence of the Convertible Notes may encourage short selling by market participants because the conversion of the Convertible Notes could be used to satisfy short positions, or anticipated conversion of the Convertible Notes into our common shares could depress the price of our common shares.
The capped call transactions may affect the market price of our common shares.
In connection with the issuance of the Convertible Notes, we entered into capped call transactions with certain financial institutions that are option counterparties. The capped call transactions are expected generally to compensate (through the payment of cash to us) for potential economic dilution upon any conversion of Convertible Notes and/or offset any cash payments that we are required to make in excess of the principal amount of converted Convertible Notes, with the reduction or offset subject to a cap. From time to time, the option counterparties that are parties to the capped call transactions or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to our common shares or purchasing or selling our common shares in secondary market transactions prior to the maturity of the Convertible Notes. This activity could cause a decrease in the market price of our common shares.
We are subject to counterparty risk with respect to the capped call transactions, and the capped call transactions may not operate as planned.
The option counterparties in our Convertible Notes are financial institutions, and we are subject to the risk that any or all of them might default under the capped call transactions. Our exposure to the credit risk of the option counterparties is not secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price subject to the cap and in the volatility of our common shares. In addition, upon a default by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our common shares. We can provide no assurances as to the financial stability or viability of the option counterparties.
Provisions in the indenture governing the Convertible Notes could delay or prevent an otherwise beneficial takeover of the Company.
Certain provisions in the Convertible Notes and the indenture governing the Convertible Notes could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then the holders of the Convertible Notes will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the Convertible Notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that holders of Convertible Notes or holders of our common shares may view as favorable.
Failure to meet the listing maintenance criteria of the NYSE American or the TSX may result in the delisting of our common shares, which could result in lower trading volumes and liquidity, lower prices of our common shares and make it more difficult for us to raise capital.
Our common shares are listed on the NYSE American and the TSX, and we are subject to the continued listing requirements of each exchange, including maintaining certain share prices and a minimum level of shareholder equity. The market price of our common shares has been and may continue to be subject to significant fluctuation. If we are unable to comply with the NYSE American or the TSX continued listing requirements, including the trading price requirements, our common shares may be suspended from trading on and/or delisted from the NYSE American or the TSX, respectively. Although we have not been notified of any delisting proceedings, there is no assurance that we will not receive such notice in the future or that we will be able to then comply with NYSE American and TSX listing requirements. The delisting of our common shares from the NYSE American or the TSX may materially impair our shareholders’ ability to buy and sell our common shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common shares. In addition, the delisting of our common shares could significantly impair our ability to raise capital.
Further, if our common shares were delisted from the NYSE American, they might be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt pursuant to SEC regulations, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. If our common shares were determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common shares, and an investor may find it more difficult to acquire or dispose of our common shares on the secondary market. These factors could also significantly negatively affect the market price of our common shares and our ability to raise capital.
Investors may experience future dilution as a result of additional equity offerings.
To raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share as the shares an investor has previously purchased, and investors purchasing shares or other securities in the future could have rights superior to those of existing shareholders.
We may be a passive foreign investment company and there may be adverse U.S. federal income tax consequences to U.S. shareholders under the passive foreign investment company rules.
Investors in our common shares that are U.S. taxpayers (referred to as a U.S. shareholder) should be aware that we may be a “passive foreign investment company” (a “PFIC”) for the period ended December 31, 2025, and may be a PFIC in subsequent years. If we are a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholders generally will be subject to a special, highly adverse tax regime with respect to so-called “excess distributions” received on our common shares. Gain realized upon a disposition of our common shares (including upon certain dispositions that would otherwise be tax-free) also will be treated as an excess distribution. Excess distributions are punitively taxed and are subject to additional interest charges. Additional special adverse rules also apply to U.S. shareholders who own our common shares if we are a PFIC and have a non-U.S. subsidiary that is also a PFIC (a “lower-tier PFIC”).
A U.S. shareholder may make a timely “qualified electing fund” election (“QEF election”) or a “mark-to-market” election with respect to our common shares to mitigate the adverse tax rules that apply to PFICs, but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. To be timely, a QEF election generally must be made for the first year in the U.S. shareholder’s holding period in which Ur-Energy is a PFIC. A U.S. shareholder may make a QEF election only if the U.S. shareholder receives certain information (known as a “PFIC annual information statement”) from us annually. A U.S. shareholder may make a QEF election with respect to a lower-tier PFIC only if it receives a PFIC annual information statement with respect to the lower tier PFIC. The mark-to-market election is available only if our common shares are considered regularly traded on a qualifying exchange, which we cannot assure will be the case for years in which it may be a PFIC. The mark-to-market election is not available for a lower-tier PFIC.
We will use commercially reasonable efforts to make available to U.S. shareholders, upon their written request for each year in which the Company may be a PFIC, a PFIC annual information statement with respect to the Company and with respect to each such subsidiary that we determine may be a PFIC.
Special adverse rules that impact certain estate planning goals could apply to our common shares if we are a PFIC. Each U.S. shareholder should consult its own tax advisor regarding the U.S. federal, state and local consequences of the PFIC rules, and regarding the QEF and mark-to-market elections.
General Risk Factors
Our insurance coverage, bonding surety arrangements and indemnifications for our inventory could be insufficient or change in adverse ways in the future.
We currently carry insurance coverage for general liability, property and casualty, directors’ and officers’ liability and other matters. We intend to carry insurance to protect against certain risks in amounts we consider adequate. Certain insurances may be unavailable or cost prohibitive to maintain, and even if we carried all such insurances, the nature of the risks we face in our exploration and uranium production operations is such that liabilities could exceed policy limits in any insurance policy or could be excluded from coverage under an insurance policy. The potential costs that could be associated with any liabilities not covered by insurance or which exceed insurance coverage, or compliance with applicable laws and regulations, may cause substantial delays or interruption of operations and require significant capital outlays, adversely affecting our business and financial position. We cannot assure that even our current coverages will continue to be available at acceptable cost or that coverage limits will remain at current levels, any of which could result in adverse effects upon our business and financial condition. We may be required to obtain additional types of insurance or increase existing coverage amounts due to changes in exposure to risk, or regulation of the mining and nuclear fuel cycle industries.
Additionally, we utilize a bonding surety program for our regulatory, reclamation and restoration obligations at Lost Creek and Shirley Basin and our exploration projects. Availability of and terms for such surety arrangements may change in the future, resulting in adverse effects to our financial condition. Also, we have contractual arrangements with the licensed uranium conversion facility for weighing and storage of our product inventory. Possible loss of or damage to our inventory may not be fully covered by our agreements, indemnification obligations or insurance. And, with relation to the conversion facility, the storage arrangements may not be extended indefinitely, creating greater costs or other impact to our product inventory. Any loss or damage of the uranium may not be fully covered or absolved by contractual arrangements with the conversion facility.
We are dependent on information technology systems, which are subject to certain risks, including cybersecurity risks and data leakage risks associated with implementation and integration.
We depend upon information technology systems in a variety of ways throughout our operations. While we have not experienced any material incident, any significant breakdown of those systems, whether through virus, cyberattack, security breach, theft, or other destruction, invasion or interruption, or unauthorized access to our systems, by employees, others with authorized access to our systems or unauthorized persons, could negatively impact our business and operations. These threats are increasing in number and severity and broadening in type of risk through both private and state-sponsored threat actors. This includes growing threats resulting from geopolitical tensions with China and Russia and ongoing conflicts, and the cyberattacks arising in those contexts, all of which may continue to broaden. To the extent that any cyberattack or similar security breach results in disruption to our operations, loss or disclosure of, or damage to, our data and particularly our confidential or proprietary information, our reputation, business, results of operations and financial condition could be materially adversely affected. We have implemented various measures to manage our risks related to information technology systems and network disruptions. However, given the unpredictability of the timing, nature and scope of information technology disruptions, we potentially could be subject to production downtimes, operational delays, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations. Our systems and internal controls for protecting against such cybersecurity risks may be insufficient and it is increasingly difficult to fully mitigate against these threats as they are ever changing. Additionally, we assess possible threats to our third-party providers when they may be provided confidential and proprietary information to complete work in our behalf. While we seek assurances from those parties that they will maintain such confidential and proprietary information in confidence, including by virtue of having systems and processes in place to protect such data, those service providers may also be subject to data compromise. Any compromise of our confidential data or that of our customers, suppliers, employees or others with whom we do business, whether in our possession or that of our service providers, could substantially disrupt our operations, harm our customers, suppliers, employees and others with whom we do business, damage our reputation, violate applicable law, subject us to potentially significant costs and liabilities which could be material. Although to date we have experienced no such attack resulting in material losses, we may suffer such losses at any time in the future. We may be required to expend significant additional resources to continue to modify and enhance our protective measures or to investigate, restore or remediate any information technology security vulnerabilities.
We may also be adversely affected by system or network disruptions if new or upgraded information technology systems are defective, not installed properly or not properly integrated into our operations. If we are unable to successfully implement system upgrades or modifications, we may have to rely on manual reporting processes and controls over financial reporting that have not been planned, designed or tested. Various measures have been implemented to manage our risks related to the system upgrades and modifications, but system upgrades and modification failures could have a material adverse effect on our business, financial condition and results of operations and could, if not successfully implemented, adversely impact the effectiveness of our internal controls over financial reporting.
We are subject to risks associated with litigation, governmental or regulatory investigations or challenges, and other legal proceedings.
Defense and settlement costs of legal claims can be substantial, even with respect to claims that have no merit. From time to time, we may be involved in disputes with other parties which may result in litigation, arbitration, or other proceedings. Additionally, it is possible that the Company may become involved directly or indirectly in legal proceedings, in the form of governmental or regulatory investigations, administrative proceedings or litigation, arising from challenges to regulatory actions. Such investigations, administrative proceedings and litigation related to regulatory matters may delay or halt exploration, development or even operations at our projects. The results of litigation or any other proceedings cannot be predicted with certainty. If we are unable to resolve any such dispute favorably, it could have a material adverse effect on our financial position, results of operations or our property development.
We may develop conflicts of interest with other mining or natural resource companies with which one of our directors may be affiliated. Our directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.
From time to time, certain of our directors may also be directors of other companies that are engaged in similar mining or natural resources businesses, namely the acquisition, exploration, and development of mineral properties. Such other associations may give rise to conflicts of interest from time to time. One of the possible consequences will be that corporate opportunities presented to a director may be offered to another company with which the director is associated and may not be made available to us. Conflicts of interest may also include decisions on how much time to devote to the business of our company. Our Code of Business Conduct and Ethics provides guidance on conflicts of interest and our directors are required to act in good faith, to make certain disclosures and to abstain from voting on decisions in which they may have a conflict of interest.

Acquisitions and integration may disrupt our business, and we may not obtain full anticipated value of certain acquisitions due to the condition of the markets.
We continue to examine opportunities to acquire additional mining assets and businesses. Any acquisition that we may choose to complete may be of significant size, may change the scale of our business and operations, and/or may expose us to new geographic, political, operating, financial and geological risks. Any acquisition would be accompanied by risks, including (i) a significant change in commodity prices after we commit to complete a transaction and establish the purchase price or share exchange ratio; (ii) a material mineral deposit may prove to be below expectations; (iii) difficulty integrating and assimilating the operations and personnel of an acquired company, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization; (iv) the integration of the acquired business or assets may disrupt our ongoing business and relationships with employees, customers, suppliers and contractors; and (v) the acquired business or assets may have unknown liabilities which may be significant. There can be no assurance that we would be able to conclude any acquisition successfully, or that we would be successful in overcoming these risks or other problems encountered in connection with such an acquisition.
Inflation and supply chain challenges are likely to continue for the foreseeable future.
Costs and availability of materials and equipment have stabilized somewhat since the post-pandemic period, though there are still inflationary impacts to the economy. These impacts are likely to continue to pose risk to our operations, particularly at our renewed production operations at Lost Creek and as we proceed to construct and operate Shirley Basin.
Global conflicts and geopolitics continue to have implications to the global economy and energy supplies; as a result, the impact to the nuclear fuel market remains uncertain.
Ongoing global implications of the wars in the Middle East and Ukraine remain difficult to predict. The war in Ukraine resulted in impacts to the nuclear fuel industries and uranium producers through the imposition of sanctions and counter sanctions and more may follow. The wars are likely to continue to have an adverse effect on energy and economic markets, including the nuclear fuel industries, because of the vast reliance by the U.S. and other nations on uranium products exported from Russia and Russian-controlled or influenced sources.
Geopolitical tensions, including between the U.S. and China, also make it difficult to assess and predict the impact to the economy, supply and trade disruption and increased prices of materials, and cybersecurity threats. While we do not currently purchase goods and materials directly from China for our operations, our suppliers of electronics and instrumentation components may purchase necessary materials from China, and we may be indirectly affected if the market for Chinese products is further disrupted by sanctions, countersanctions or other events. As we continue with the construction and development of Shirley Basin and plan for the construction of a wastewater treatment facility at Lost Creek, the direct or indirect exposure to these market uncertainties may be greater or more direct. Recent international trade issues, including tariffs and counter tariffs, if continued, may also have a negative impact on our operations and construction activities at both mine sites and on our business generally.
More recently, geopolitical tension in the Western Hemisphere also may have impacts on the economy and ultimately on the nuclear fuel industries. Because of the highly uncertain and dynamic nature of the wars in Ukraine and the Middle East, and other global conflicts and related geopolitics, it remains difficult to estimate the impact on our business. To the extent these conflicts and geopolitical situations adversely affect our business as discussed, they may also have the effect of heightening many of the other risks described in this section such as those relating to cybersecurity, supply chain, inflationary and other volatility in prices of goods and materials, and the condition of the markets including as related to our ability to access additional capital, any of which could negatively affect our business.
Changing global and regional political and economic conditions could adversely impact our business.
Continuing political and economic shifts, both domestic and international, may create uncertainty and pose risks to our operations and business. Government policies related to protectionism, economic nationalism and attitudes toward multinational corporations could result in regulatory changes, trade barriers, or investment restrictions. Additionally, international trade disputes — including tariffs, counter-tariffs, export controls, sanctions and currency regulations — may increase costs, further disrupt supply chains, and have other negative impacts on our business and operating models. Furthermore, market volatility, driven by shifts in U.S. and foreign trade policies, fluctuating interest rates or currency controls, may affect commodity prices, capital availability and investor confidence. Even the perception of these risks could lead to reduced investment, higher production and operating costs, and other operational challenges. If such trends continue, they may have a material adverse effect on our business and financial performance; it is difficult to estimate the impact on our business. To the extent these conditions adversely affect our business as discussed, they may also have the effect of heightening many of the other risks described above such as those relating to cybersecurity, supply chain, inflationary and other volatility in prices of goods and materials, and the condition of the markets including as related to our ability to access additional capital, any of which could negatively affect our business.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and the rules and regulations thereunder and, in accordance therewith, we file periodic reports and proxy statements with the SEC. All reports, proxy statements and the other information that we file with the SEC are available to the public from the SEC’s website at www.sec.gov and our website at www.ur-energy.com. Information contained on our website is not part of this prospectus.
We also maintain an Internet website at www.ur-energy.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus or any accompanying prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026; and

•
our Definitive Proxy Statement on Schedule 14A filed on April 25, 2025.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering.
Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.
Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:
Ur-Energy Inc.
10758 W. Centennial Road, Suite 200
Littleton, Colorado 80127
Attention: General Counsel
(720) 981-4588
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING DISCLOSURE OF MINERAL RESOURCES
Unless otherwise indicated, all mineral resource estimates included or incorporated by reference in this prospectus and any prospectus supplement and all documents incorporated herein and therein have been, and will be, prepared in accordance with U.S. securities laws pursuant to S-K 1300.
Investors should note that the term “mineral resource” does not equate to the term “mineral reserve.” Mineralization may not be classified as a “mineral reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under S-K 1300, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies.
Additionally, as required under S-K 1300, our report on the Lost Creek Property (the “Lost Creek Report”) includes two economic analyses to account for the chance that the inferred resources are not upgraded as production recovery progresses and we collect additional drilling data; the second economic analysis was prepared with the inferred resources excluded. The estimated recovery excluding the inferred resources also establishes the potential viability of the property, as detailed in the Lost Creek Report. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable.
CURRENCY AND EXCHANGE RATES
Unless otherwise indicated, all references to “$” or “dollars” in this prospectus and any prospectus supplement refer to U.S. dollars. References to “Cdn$” in this prospectus and any prospectus supplement refer to Canadian dollars.
The rate of exchange on April 2, 2026, as reported by the Bank of Canada for the conversion of Canadian dollars to U.S. dollars, was Cdn$1.00 equals $0.7185 and, for the conversion of U.S. dollars to Canadian dollars, was $1.00 equals Cdn$1.3918.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, and forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. These forward-looking statements can be identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “intends,” “plans” and other similar expressions or statements that an action, event or result “may,” “could” or “should” be taken, occur or be achieved, or the negative thereof or other similar statements, however the absence of such words does not mean that a statement is not forward-looking. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Such statements include, but are not limited to: (i) our ability to maintain operations at Lost Creek or commence operations at Shirley Basin in a safe and compliant fashion; (ii) the timing to complete our return to full-production operations at Lost Creek or commence operations at Shirley Basin; (iii) our ability to deliver into our sales commitments; (iv) our ability to satisfy our inventory loan or convertible notes obligations; (v) whether the sales prices in our contracts will be profitable on an all-in production cost basis; (vi) the continuing technical and economic viability of Lost Creek, including as set forth in our Initial Assessment of the property (the Lost Creek Report); (vii) the timing and outcome of processing and completing future permits and authorizations for ongoing or new operations; (viii) the ability and timing to complete additional favorable uranium sales agreements, including spot sales as may be warranted; (ix) the production rates and life of the Lost Creek Project and subsequent development of and production from Adjoining Projects within the Lost Creek Property, including plans at LC East; (x) the potential of exploration targets throughout the Lost Creek Property (including the ability to expand resources); (xi) our ability to advance exploration programs, and the potential of our other exploration projects, including our Lost Soldier, North Hadsell, and other projects in the Great Divide Basin and Lucky Mc; (xii) the technical and economic viability of Shirley Basin, as otherwise set forth in our Initial Assessment of the project (the Shirley Basin Report); (xiii) our ability to complete the construction and build out of Shirley Basin on current budget and schedule and the ability to complete construction of the wastewater treatment facility at Lost Creek as currently planned; (xiv) conditions in the uranium market including the major influences of climate change and environmental objectives, geopolitics, trade actions, and demands of artificial intelligence and data centers, and how they will affect our operations and business; and (xv) the impacts of global conflicts and geopolitical tensions, including current trade controls and impositions of tariffs, on the global economy and more specifically on the nuclear fuel industry including U.S. uranium producers.
Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus.
Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:
•
political, economic and regulatory risks and social unrest, including the wars in the Middle East and Ukraine;

•
future estimates for production;

•
capital expenditures;

•
operating costs;

•
mineral resources, grade estimates and recovery rates;

•
market prices;

•
our business strategies and measures to implement such strategies;

•
our competitive strengths;

•
our estimates of goals for expansion and growth of the business and operations;

•
our plans and references to our future successes;

•
our history of operating losses and uncertainty of future profitability;

•
our status as an exploration stage company;

•
our lack of mineral reserves;

•
risks associated with obtaining permits and other authorizations in the U.S.;

•
risks associated with current variable economic conditions, including the rate of inflation;

•
our ability to service our convertible note debt facility and inventory loan facility and maintain compliance with all restrictive covenants related to the facilities;

•
the possible impact of future debt or equity financings;

•
the hazards associated with mining production operations;

•
compliance with environmental laws and regulations;

•
wastewater management;

•
uncertainty regarding the pricing and collection of accounts;

•
the possibility for adverse results in potential litigation;

•
uncertainties associated with changes in law, government policy and regulation;

•
uncertainties associated with a Canada Revenue Agency or U.S. Internal Revenue Service audit of any of our cross border transactions;

•
adverse changes in general business conditions in any of the countries in which we do business;

•
changes in our size and structure;

•
the effectiveness of management and our strategic relationships;

•
ability to attract, train and develop and retain key personnel and management;

•
uncertainties regarding the need for additional capital;

•
sufficiency of insurance coverages, bonding surety arrangements, and indemnifications for our inventory;

•
uncertainty regarding the fluctuations of quarterly results;

•
foreign currency exchange risks;

•
ability to enforce civil liabilities under U.S. securities laws outside the U.S.;

•
our ability to maintain our listing on the NYSE American and TSX;

•
risks associated with the expected classification as a “passive foreign investment company” under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended;

•
risks associated with our investments;

•
other factors, many of which are beyond our control; and

•
other risks and uncertainties described elsewhere in this prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in other filings we make with the SEC.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Our Business” and “Risk Factors” in this prospectus and any additional risks or uncertainties described in any prospectus supplements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.
We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

OUR BUSINESS
Incorporated on March 22, 2004, Ur-Energy is an exploration stage issuer, as that term is defined by the SEC. We are engaged in uranium recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the U.S. We are operating our first in situ recovery (“ISR”) uranium facility at our Lost Creek Project in Wyoming. Ur-Energy is a corporation continued under the Canada Business Corporations Act (the “CBCA”) on August 8, 2006. Our common shares are listed on the TSX under the symbol “URE” and on the NYSE American under the symbol “URG.”
Ur-Energy has one wholly owned subsidiary, Ur-Energy USA Inc., incorporated under the laws of the State of Colorado. Ur-Energy USA Inc. has three wholly owned subsidiaries: NFU Wyoming, LLC, a limited liability company formed under the laws of the State of Wyoming which acts as our land holding and exploration entity; Lost Creek ISR, LLC, a limited liability company formed under the laws of the State of Wyoming to operate our Lost Creek Project and hold our Lost Creek properties and assets; and Pathfinder Mines Corporation, incorporated under the laws of the State of Delaware, which holds, among other assets, our Shirley Basin Project in Wyoming.
We utilize the ISR method of recovery of uranium at our flagship project, Lost Creek, and will do so at other projects where possible. The ISR technique is employed in uranium extraction because it allows for an effective recovery of roll front uranium mineralization at a lower cost. At Lost Creek, we extract and process U3O8 for shipping to a third-party conversion facility to be weighed, assayed and stored until sold. After sale, when further processed, the uranium we have produced fuels carbon-free, emissions-free nuclear power, which is a cost-effective, safe, and reliable form of electrical power. Nuclear power provides an estimated 50% of the carbon-free electricity in the U.S.
Our Lost Creek wellfield is permitted and licensed for annual recovery of up to 1.2 million pounds of U3O8. The processing facility at Lost Creek, which includes all circuits for the production, drying and packaging of U3O8 for delivery into sales transactions, is designed and approved under current licensing to process up to 2.2 million pounds of U3O8 annually, which provides additional capacity of up to one million pounds of U3O8 to process material from other sources. The Lost Creek processing facility will be utilized to process captured U3O8 from our Shirley Basin Project for which we are completing construction of a satellite plant.
We are an “exploration stage issuer,” as that term is defined under S-K 1300, because we have not established proven or probable mineral reserves through the completion of a pre-feasibility or feasibility study for any of our uranium projects. As a result, and even though we commenced recovery of uranium at our Lost Creek Project in 2013, we remain classified as an exploration stage issuer and will continue to remain an exploration stage issuer until such time as proven or probable mineral reserves have been established.
Our corporate office is located at 1478 Willer Drive, Casper, Wyoming 82604, and our telephone number is 720-981-4588. Our website address is www.ur-energy.com. The information on our website is not part of this prospectus. For additional information, we refer you to the section of this prospectus titled “Where You Can Find More Information.”

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes and working capital. Each prospectus supplement will contain specific information concerning the use of proceeds from that sale of the Securities.
We will bear all of the expenses of the offering of the Securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We are registering the Securities with an aggregate offering price not to exceed $300,000,000, to be sold by the Company under a “shelf” registration process. If we offer any of the Securities under this prospectus we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.
We may offer and sell all or a portion of the Securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales affected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree to sell a specified number of such shares at a stipulated price per share;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
a combination of any such methods of sale; and

•
any other method permitted by applicable law.

We may sell the Securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Securities from time to time will be determined by us, and, at the time of the determination, may be higher or lower than the market price of our common shares on the TSX, NYSE American, or any other exchange or market.
In connection with the sale of the Securities or interests therein, we may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. We may also sell the Securities short and deliver these Securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the offered common shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. We will bear all of the expenses of the offering of Securities.
We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Securities, including liabilities arising under the Securities Act.

Except for the Amended and Restated At Market Issuance Sales Agreement entered into in connection with Ur-Energy’s at-the-market sales program, we have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Securities. Upon entering into any material arrangement with an underwriter or broker-dealer for the sale of the Securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:
•
the name of the applicable seller;

•
the Securities being offered;

•
the terms of the offering;

•
the names of the participating underwriters, broker-dealers or agents;

•
any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•
the purchase price of the Securities and the proceeds to be received from the sale; and

•
other material terms of the offering.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of Securities in the market and to our activities.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the Securities under this prospectus, we may sell the common shares in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.
With respect to the sale of any Securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or any independent broker or dealer will not be greater than eight percent.

DESCRIPTION OF COMMON SHARES
Our authorized share capital consists of an unlimited number of common shares without par value. As at April [2][•], 2026, we had [397,331,853][•] common shares outstanding.
Dividend Rights
Holders of common shares are entitled to receive such dividends as may be declared from time to time by our Board, in its discretion, out of funds legally available therefor.
Voting Rights
Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.
Election of Directors
In accordance with the CBCA, for all uncontested shareholder meetings held after August 2022, each director will be elected at a meeting only if the number of votes cast for such nominee represents a majority of the total votes cast with respect to that individual. Votes will not be deemed cast if no authority or discretion is given (for example, a broker non-vote). Under the CBCA majority vote standards, if an incumbent director is not elected by a majority of the votes at the meeting, the incumbent director will be permitted to continue in office until the earlier of (a) the 90th day after the meeting, or (b) the day on which his or her successor is appointed, subject to other provisions of the CBCA and other applicable law.
Liquidation
Upon liquidation, dissolution or winding up of the Company, holders of common shares are entitled to receive pro rata the assets of the Company, if any, remaining after payments of all debts and liabilities. All of the common shares rank equally as to participation in a distribution of our assets on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends.
Redemption
No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.
Advance Notice By-Law
By-Law No. 2 (Advance Notice) was approved by our Board on February 25, 2016, and later approved by our shareholders at Ur-Energy’s annual and special meeting of shareholders on May 5, 2016. The Advance Notice By-Law requires shareholders to provide the Company with advanced notice of persons the shareholder intends to nominate for election to the Board. The Advance Notice By-Law fixes a deadline by which director nominations must be submitted to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for it to be in proper written form.
In the case of an annual meeting of shareholders, notice to the Company must be made not less than thirty (30) days prior to the date of the annual meeting; provided, however, that if the first public announcement of the date of the annual meeting is less than fifty (50) days prior to the meeting, notice must be made not later than the tenth (10th) day following such public announcement.
In the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors, notice to the Company must be made not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting was made.
Other Provisions
Provisions as to the modification, amendment or variation of the rights attached to the common shares are contained in our Articles of Continuance and Articles of Amendment (“Articles”) and the

CBCA. Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).
General
All outstanding common shares are, and the common shares offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.
You should read the prospectus supplement relating to any offering of common shares, or of securities convertible, exchangeable or exercisable for common shares, for the terms of the offering, including the number of common shares offered, any initial offering price and market prices relating to the common shares.
This section is a summary and may not describe every aspect of our common shares that may be important to you. We urge you to read applicable provisions of the CBCA and our Articles of Continuance and Articles of Amendment, because they, and not this description, define your rights as a holder of our common shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, common shares or other securities. Warrants may be issued independently or together with debt securities, common shares or other securities offered by any prospectus supplement and may be attached to or separate from any such offered Securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, as will be set forth in the prospectus supplement relating to the particular issuance of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
You should refer to the provisions of the warrant agreement that will be filed with the SEC and any other applicable securities commissions or similar regulatory authorities in connection with the offering of warrants for the complete terms of the warrant agreement.
Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, common shares, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:
•
the designation and terms of the units and the securities included in the units;

•
any provision for the issuance, payment, settlement, transfer or exchange of the units;

•
the date, if any, on and after which the units may be transferable separately;

•
whether we will apply to have the units traded on a securities exchange or securities quotation system;

•
any material Canadian and/or U.S. federal income tax consequences; and

•
how, for Canadian and/or U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF RIGHTS
We may issue rights to purchase debt securities or common shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:
•
the date of determining the shareholders entitled to the rights distribution;

•
the number of rights issued or to be issued to each shareholder;

•
the exercise price payable for each share of debt securities, common shares, or other securities upon the exercise of the rights;

•
the number and terms of the shares of debt securities, common shares, or other securities which may be purchased per each right;

•
the extent to which the rights are transferable;

•
the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•
the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•
any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.
We may issue senior notes under a senior indenture to be entered into among us and a trustee to be named in the senior indenture. We may issue subordinated notes under a subordinated indenture to be entered into among us and a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, the indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment, because the indenture, and not this section, defines your rights as a holder of debt securities.
The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.
General
The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.
The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
•
the title of the debt securities;

•
any limit upon the aggregate principal amount of the debt securities;

•
the date or dates, or the method of determining the dates, on which the debt securities will mature;

•
the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

•
if a debt security is issued with original issue discount, the yield to maturity;

•
the places where payments may be made on the debt securities;

•
any mandatory or optional redemption provisions applicable to the debt securities;

•
any sinking fund or analogous provisions applicable to the debt securities;

•
whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•
whether the notes will be senior or subordinated;

•
any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•
the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

•
any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

•
if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•
the method of determining the amount of any payments on the debt securities which are linked to an index;

•
whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

•
whether the debt securities will be convertible into or exchangeable for common shares or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•
any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and

•
any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities, and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000. Debt securities may bear legends required by applicable United States and Canadian federal tax law and regulations.
If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.
Exchange, Registration and Transfer
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us or on our behalf for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the U.S. or Canada for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the U.S. or Canada for the subordinated debt securities.
In the event of any redemption in part of any class or series of debt securities, we will not be required to:
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issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the day of mailing of the relevant notice of redemption; or

•
register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.
Global Securities
A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be the registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.
Definitive Global Securities
Book-Entry Securities.   Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the U.S. will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of book-entry debt securities or by us, if these debt securities are offered and sold directly by us.
Ownership of book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of book-entry debt securities will be evidenced only by, and the transfer of that ownership will be affected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.
So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the book-entry debt securities. Owners of book-entry debt securities:
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will not be entitled to have the debt securities registered in their names;

•
will not be entitled to receive physical delivery of the debt securities in definitive form; and

•
will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer book-entry debt securities.
We expect that the depositary for book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the responsibility of those participants.
Consolidation, Merger, Sale or Conveyance
We may, without the consent of the holders of the debt securities, merge into, amalgamate or consolidate with any other person, or convey or transfer all or substantially all of our properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.
The remaining or acquiring person will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on our ability to merge into, amalgamate, consolidate with, or convey or transfer all or substantially all of our properties and assets to, another person.
Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. or Canadian government obligations to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture, which will be described in the applicable prospectus supplement. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel that state that the required conditions have been satisfied.
Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:
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maintain and apply money in the defeasance trust,

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register the transfer or exchange of the debt securities,

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replace mutilated, destroyed, lost or stolen debt securities, and

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maintain a registrar and paying agent in respect of the debt securities.

The indentures specify the types of U.S. or Canadian government obligations that we may deposit, which will be described in the applicable prospectus supplement.
Events of Default, Notice and Waiver
Except as may be set forth in the applicable prospectus supplement, each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:
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failure to pay interest on any debt security of the class or series for 90 days when due;

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failure to pay the principal or any premium on any debt securities of the class or series when due;

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failure to make any sinking fund payment when due;

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failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and

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occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

If any event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.
The holders of a majority in aggregate principal amount of the debt securities of that series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.
Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.
Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.
Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.
Modification of the Indentures
We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.
We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:
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change the stated maturity of any debt security;

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reduce the principal, premium, if any, or rate of interest on any debt security; or

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reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Notices
Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.
Replacement of Securities Coupons
Debt securities or coupons that have been mutilated will be replaced by us at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by us at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to us and the security registrar.

In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.
Concerning the Trustees
We may from time to time maintain lines of credit, and have other customary banking relationships with any of the trustees.
Senior Debt Securities
The senior debt securities will rank equally with all of our other unsecured and non-subordinated debt.
Certain Covenants in the Senior Indenture
The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.
Subordinated Debt Securities
The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.
Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by us and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by us includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include any of our obligations to our subsidiaries.
The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.
Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if we, or the subordinated trustee, receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90-day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

In the event that we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.
If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.
As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.
The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.
Conversion or Exchange
We may issue debt securities that we may convert or exchange into common shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the common shares or other securities, property or assets you would receive would be issued or delivered.

DENOMINATIONS, REGISTRATION AND TRANSFER
Other than in the case of book-entry-only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by us for such purpose with respect to any issue of Securities referred to in a prospectus supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but we may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be affected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a prospectus supplement refers to any registrar or transfer agent designated by us with respect to any issue of Securities, we may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.
In the case of book-entry-only Securities, a global certificate or certificates representing the Securities will be held by a designated depositary for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depositary will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry-only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
Non-Residents of Canada
The following is a general summary of the principal Canadian federal income tax considerations generally applicable under Income Tax Act (Canada) (the “Tax Act”) to a holder who acquires common shares or warrants as beneficial owner pursuant to the prospectus and who, at all relevant times, for the purposes of the Tax Act, holds such common shares or warrants as capital property, deals at arm’s length with the Company, is not affiliated with the Company and, for purposes of the Tax Act, is not, and is not deemed to be, a resident of Canada and has not and will not use or hold or be deemed to use or hold the common shares or warrants in or in the course of carrying on business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed below, may apply to a non-resident of Canada that is an insurer which carries on business in Canada and elsewhere. Such Non-Residents Holders should consult their own tax advisors.
The common shares and warrants will generally be considered capital property to a Non-Resident Holder unless either (i) the Non-Resident Holder holds the common shares or warrants in the course of carrying on a business of buying and selling securities, or (ii) the Non-Resident Holder has acquired the common shares or warrants in a transaction or transactions considered to be an adventure in the nature of trade.
The term “U.S. Holder,” for the purposes of this section, means a Non-Resident Holder who, for purposes of the Canada-United States Tax Convention (1980), as amended (the “Convention”), is at all relevant times a resident of the U.S. and is a “qualifying person” within the meaning of the Convention. In some circumstances, income or gains earned by fiscally transparent entities (including limited liability companies) will be eligible for benefits under the Convention. U.S. Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Convention based on their particular circumstances.
This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), the current provisions of the Convention, and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof.
This summary also takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the “Proposed Tax Amendments”). No assurances can be given that the Proposed Tax Amendments will be enacted or will be enacted as proposed. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of the CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.
This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in common shares or warrants should consult their own tax advisors with respect to their own particular circumstances.
Currency Conversion
For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares and warrants, including dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the date on which the amount first arose or such other rate of exchange as is acceptable to the CRA.
Exercise of Warrants
Upon the exercise of a warrant, there will be no income tax consequences for a Non-Resident Holder. When a warrant to purchase common shares is exercised, the Non-Resident Holder’s cost of the common share acquired thereby will be the aggregate of the Non-Resident Holder’s adjusted cost base of such warrant and the exercise price paid for the common share. The Non-Resident Holder’s adjusted cost base of the common share so acquired will be determined by averaging such cost with the adjusted cost base to the Non-Resident Holder of all common shares held by the Non-Resident Holder as capital property immediately prior to such acquisition.
Disposition of Common Shares and Warrants
Generally, a Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the common shares or warrants (nor will capital losses arising from the disposition be recognized under the Tax Act) unless the common shares or warrants constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. Provided the shares are listed on a designated stock exchange (which currently includes the TSX and the NYSE American) at the time of disposition, the common shares and warrants to purchase common shares generally will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the following two conditions have been met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length, or the Non-Resident Holder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of the Company; and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as determined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or options in respect of, or interests in, or civil law rights in, such properties, whether or not such property exists.
If the common shares or warrants are taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such common shares and warrants, may be subject to Canadian federal income tax unless such Non-Resident Holder is entitled to relief pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder.
A Non-Resident Holder whose common shares or warrants are taxable Canadian property should consult their own advisors.
Dividends on Common Shares
Under the Tax Act, dividends on shares paid or credited to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Convention, a U.S. Holder will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends. In addition, under the Convention, dividends may be exempt from Canadian non-resident withholding tax if paid to certain U.S. Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations and qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits that are exempt from tax in the U.S. and that have complied with specific administrative procedures.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of the anticipated U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to (i) the acquisition, ownership and disposition of common shares or warrants which the Company may offer, either separately or in combination as a unit, from time to time pursuant to terms described in an applicable prospectus supplement, including common shares acquired upon exercise of a warrant; and (ii) the exercise, disposition, and lapse of warrants acquired in such an offering.
This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of common shares or warrants pursuant to a prospectus supplement. Additionally, this summary does not address the U.S. federal tax consequences of acquiring, owning and disposing of the other types of securities (including debt securities) that the Company has the ability to offer based on this prospectus, and the relevant prospectus supplement will contain additional or modified disclosure concerning the anticipated U.S. federal income tax consequences relevant to such other securities. Furthermore, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to such U.S. Holder at the time of a particular offering of common shares or warrants. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. U.S. Holders should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of common shares and/or warrants in connection with any offering pursuant to a prospectus supplement.
No ruling from the U.S. Internal Revenue Service (the “IRS”) or legal opinion has been requested, or will be obtained, regarding the potential U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.
Scope of this Summary
Authorities
This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated by the U.S. Department of the Treasury (whether final, temporary or proposed) (“Treasury Regulations”), U.S. court decisions, published rulings and administrative positions of the IRS, and the Convention, in each case, in effect as of the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner, possibly with retroactive effect, at any time, including between the date of this prospectus and the date of any prospectus supplement pursuant to which a U.S. Holder acquires common shares and/or warrants. Additionally, any such change could be applied on a retroactive basis after a U.S. Holder has acquired common shares and/or warrants and could change the U.S. federal income tax considerations described in this summary as applied to such U.S. Holder in connection with a purchase of common shares and/or warrants pursuant to the applicable prospectus supplement. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.
U.S. Holder
For purposes of this summary, a “U.S. Holder” is a beneficial owner of common shares or warrants acquired pursuant to a prospectus supplement that is (a) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state in the United States or the District of Columbia; (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes, or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.
Non-U.S. Holder
For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of common shares or warrants that is neither a U.S. Holder nor a partnership (or other “pass-through” entity). This summary does not address the U.S. federal income tax considerations applicable to Non-U.S. Holders relating to the acquisition, ownership and disposition of common shares or warrants. Accordingly, Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and foreign tax consequences (including the potential application of and operation of the Convention or any other tax treaties) relating to the acquisition, ownership, and disposition of common shares and warrants.
U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed
This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies or that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (c) U.S. Holders that have a “functional currency” other than the U.S. dollar; (d) U.S. Holders that own common shares or warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position; (e) U.S. Holders that acquired common shares or warrants in connection with the exercise of employee stock options or otherwise as compensation for services; (f) U.S. Holders that hold common shares or warrants other than as a capital asset (generally property held for investment purposes) within the meaning of Section 1221 of the Code; or (g) U.S. Holders that own, directly, indirectly or by attribution, 10% or more, by voting power or value, of the outstanding shares of the Company. The summary below also does not address the impact of an offering on persons who are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code. U.S. Holders and others that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the acquisition, ownership and disposition of common shares and/or warrants.
If an entity that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares or warrants, the U.S. federal income tax consequences applicable to such partnership (or “pass-through” entity) and the partners of such partnership (or owners of such “pass-through” entity) generally will depend on the activities of the partnership (or “pass-through” entity) and the status of such partners (or owners). Partners of entities that are classified as partnerships (and owners of other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the acquisition, ownership and disposition of common shares and/or warrants.
Tax Consequences Other than U.S. Federal Income Tax Consequences Not Addressed
This summary does not address the U.S. state and local tax, U.S. estate, gift, and generation-skipping tax, U.S. federal alternative minimum tax, or foreign tax consequences to U.S. Holders relating to the acquisition, ownership, and disposition of common shares and/or warrants. Each U.S. Holder should consult its own tax advisor regarding the U.S. state and local tax, U.S. estate, gift, and generation-skipping tax, U.S. federal alternative minimum tax and foreign tax consequences relating to the acquisition, ownership, and disposition of common shares and/or warrants.
U.S. Federal Income Tax Consequences of Common Shares and Warrants Offered as Part of a Unit
It is possible that the Company will offer common shares and warrants in combination to be purchased as a unit. For U.S. federal income tax purposes, the acquisition by a U.S. Holder of such a unit will be treated as the acquisition of two separate instruments: an instrument consisting of a common share or portion of such a common share and an instrument consisting of a warrant or portion of such a warrant. The purchase price for the unit will be allocated between these two instruments in proportion to their relative fair market values at the time the unit is purchased by the U.S. Holder. This allocation of the purchase price for a unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the common share and warrant components that comprise such unit.
If the Company issues common shares and warrants as part of a unit, it will inform the U.S. Holder of the portion of the unit purchase price it intends to allocate to each instrument in the applicable prospectus supplement. However, the IRS will not be bound by the Company’s allocation of the purchase price for units offered, and therefore, the IRS or a U.S. court might not respect the allocation provided by the Company. U.S. Holders should consult their own tax advisors regarding the allocation of the purchase price for any units purchased. A U.S. Holder’s holding period for each instrument acquired in a unit will begin on the day after the date of acquisition.
U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants
Exercise of Warrants
A U.S. Holder should not recognize gain or loss on the exercise of a warrant and related receipt of a common share (unless cash is received in lieu of the issuance of a fractional common share). A U.S. Holder’s initial tax basis in the common share received on the exercise of a warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such warrant. Subject to the PFIC rules discussed below, a U.S. Holder’s holding period for the common share acquired on exercise of a warrant generally should begin on the day after the date on which such U.S. Holder exercised the corresponding warrant.
It is possible that under the terms of the applicable prospectus supplement, a U.S. Holder may be permitted to undertake a cashless exercise of a warrant into common shares. The U.S. federal income tax treatment of a cashless exercise of warrants into common shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants, including whether taxable gain or loss is recognized in connection with such a cashless exercise, if a cashless exercise is permitted under the applicable prospectus supplement.
Disposition of Warrants
A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the warrant sold or otherwise disposed of. As noted below under “Sale or Other Taxable Disposition of Common Shares,” such gain or loss generally will be treated as “U.S. source” gain or loss for purposes of U.S. foreign tax credit calculations. Subject to the PFIC rules discussed below, any such gain or loss generally should be a capital gain or loss (provided that the common shares to be issued on the exercise of such warrant would have been a capital asset if acquired by the U.S. Holder). Any such gain or loss will be long-term gain or loss if the warrant disposed of was held for more than one year.
Expiration of Warrants without Exercise
Upon the lapse or expiration of a warrant a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss (provided that the common shares to be issued on the exercise of such warrant would have been a capital asset if acquired by the U.S. Holder) and will be long-term capital loss if the warrant was held for more than one year. Deductions for capital losses are subject to limitations under the Code.
Certain Adjustments to the Warrants
Under Section 305 of the Code, an adjustment to the number of common shares that are to be issued on the exercise of warrants purchased, or an adjustment to the exercise price of such warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or assets of the Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders of the Company). Any constructive distributions will generally be taxable (see a more detailed discussion of the rules applicable to distributions made by the Company at “Distributions on Common Shares” below).
However, adjustments to the exercise price of the warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of warrants will generally not be considered to result in a constructive distribution to a U.S. Holder of warrants. U.S. Holders should carefully review the conversion rate adjustment provisions and consult their own tax advisors with respect to the tax consequences of any such adjustment.
U.S. Federal Income Tax Consequences of the Acquisition, Ownership and Disposition of Common Shares
Distributions on Common Shares
Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as a gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company might not determine its current and accumulated earnings and profits in accordance with U.S. federal income tax principles, and U.S. Holders might therefore assume that any distribution by the Company with respect to its common shares will constitute dividend income. Dividends received on common shares will not be eligible for the “dividends received deduction.”
If we are not a PFIC in the taxable year in which we pay a dividend or the immediately preceding taxable year, dividends paid to a non-corporate U.S. Holder in a taxable year will be taxed to such U.S. Holder at the rates applicable to long-term capital gains as “qualified dividend income” so long as our common shares are readily tradable on an established securities exchange within the United States or we are eligible for benefits under the Convention. We will be eligible for benefits under the Convention if the principal class of our shares is primarily and regularly traded on one or more recognized stock exchanges. However, dividend income will not be qualified dividend income (and will be taxed at ordinary income rates) if (i) the U.S. Holder has not held its common shares for at least 61 days during the 121-day period beginning 60 days before the ex-dividend date; (ii) our common shares are not readily tradable on an established securities market; (iii) the Company is a PFIC for the taxable year in which the dividend is paid or in the preceding taxable year; or (iv) we are not eligible for benefits under the Convention and our stock is not readily tradable on an established securities exchange within the United States. If the Company is not a PFIC, dividends paid to a U.S. Holder that do not result in qualified dividend income generally will be taxed at ordinary income tax rates.
Sale or Other Taxable Disposition of Common Shares
Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) its tax basis in such common shares sold or otherwise disposed of. Such gain generally will be treated as “U.S. source” for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is re-sourced as “foreign source” under the Convention and such U.S. Holder elects to treat such gain or loss as “foreign source” (see a more detailed discussion at “Foreign Tax Credit” below).
Foreign Tax Credit
A U.S. Holder who pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on common shares generally may elect to deduct or credit such tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.
Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by the Company generally will constitute “foreign source” income and generally will be categorized as “passive category income.” However, and subject to certain exceptions, a portion of the dividends paid with respect to common shares will be treated as U.S. source income for U.S. foreign tax credit purposes, in proportion to its U.S. source earnings and profits, if U.S. persons own, directly or indirectly, 50% or more of the voting power or value of the foreign corporation’s shares. A portion of any dividends paid with respect to common shares may be treated as U.S. source income under these rules, which may limit the ability of a U.S. Holder to claim a foreign tax credit for any Canadian withholding taxes paid in respect of such amount. Because the foreign tax credit rules are complex, U.S. Holders should consult their own tax advisors regarding the foreign tax credit rules, including the source of any dividends paid to U.S. Holders.
Subject to certain specific rules, foreign income and withholding taxes paid with respect to any distribution in respect of stock in a PFIC should qualify for the foreign tax credit. The rules relating to distributions by a PFIC are complex, and a U.S. Holder should consult with its own tax advisor with respect to any distribution received from a PFIC.
Receipt of Foreign Currency
The amount of any distribution paid in foreign currency to a U.S. Holder in connection with the ownership of common shares, or on the sale, exchange or other taxable disposition of common shares or warrants, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of actual or constructive receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. A U.S. Holder that receives foreign currency and converts such foreign currency into U.S. dollars at a conversion rate other than the rate in effect on the date of receipt may have a foreign currency exchange gain or loss, which generally would be treated as U.S. source ordinary income or loss for foreign tax credit purposes. U.S. Holders should consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of foreign currency.
Surtax on Unearned Income
A surtax at the rate of 3.8% (the “unearned income Medicare contribution tax”) is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, in each case in excess of a certain threshold amount. Net investment income generally includes interest, dividends, royalties, rents, gross income from a trade or business involving “passive” activities, and net gains from the disposition of property (other than property held in a “non-passive” trade or business). Net investment income is reduced by deductions that are properly allocable to such income.
Passive Foreign Investment Company Rules
If the Company is a PFIC within the meaning of Section 1297 of the Code at any time during a U.S. Holder’s holding period, then certain different and potentially adverse tax consequences would apply to such U.S. Holder’s acquisition, ownership and disposition of common shares and warrants.
PFIC Status of the Company
The Company generally will be a PFIC if, for a given tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income or (b) 50% or more of the assets held by the Company either produce passive income or are held for the production of passive income, based on the fair market value of such assets. “Gross income” generally includes all income less the cost of goods sold, and “passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in a trade or business.
For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, “passive income” does not include any interest, dividends, rents or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.
Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a “lower-tier PFIC”), and will be subject to U.S. federal income tax on (a) a distribution on the shares of a lower-tier PFIC and (b) a disposition of shares of a lower-tier PFIC, both as if the U.S. Holder directly held the shares of such lower-tier PFIC.
The Company may (or may not) be a PFIC for the tax year ended December 31, 2025 and may (or may not) be a PFIC in subsequent years. The determination of whether the Company (or a subsidiary of the Company) was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether the Company (or subsidiary) will be a PFIC for any tax year depends on the assets and income of the Company (and each such subsidiary) over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or subsidiary) concerning its PFIC status or that the Company (and any subsidiary) was not, or will not be, a PFIC for any tax year. U.S. Holders should consult their own tax advisors regarding the PFIC status of the Company and any subsidiary of the Company.
Default PFIC Rules under Section 1291 of the Code
If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership and disposition of common shares and warrants will depend on whether such U.S. Holder makes a QEF Election or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to common shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”
A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of common shares or warrants and (b) any excess distribution paid on the common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the common shares, if shorter).
If the Company is a PFIC, under Section 1291 of the Code any gain recognized on the sale or other taxable disposition of common shares or warrants (including an indirect disposition of shares of a lower-tier PFIC), and any excess distribution paid on common shares (or a distribution by a lower-tier PFIC to its shareholders that is deemed to be received by a U.S. Holder) must be ratably allocated to each day of a Non-Electing U.S. Holder’s holding period for the common shares or warrants, as applicable. The amount of any such gain or excess distribution allocated to the tax year of disposition or excess distribution and to years before the Company became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year without regard to the U.S. Holder’s other tax attributes, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.
Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, if the Company were a PFIC, the holding period for common shares acquired on exercise of warrants would begin on the day after the date a U.S. Holder acquired the warrants. This would adversely affect the availability of the QEF Election and Mark-to-Market Election with respect to such common shares. (See discussion under “QEF Election” and “Mark-to-Market Election” below.)
QEF Election
If the Company is a PFIC and a U.S. Holder makes a QEF Election for the first tax year in which its holding period of its common shares begins, such U.S. Holder generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital gain, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, a U.S. Holder that makes a QEF Election may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.
A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.
The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as timely if it is made for the first year in the U.S. Holder’s holding period for the common shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.
A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in a subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during a subsequent tax year in which the Company qualifies as a PFIC.
As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code on its disposition. However, a holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, if a U.S. Holder of common shares makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to common shares subsequently acquired on the exercise of warrants, and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s previously owned common shares. However, a U.S. Holder of common shares acquired on exercise of warrants should be eligible to make a timely QEF Election if such U.S. Holder elects in a tax year throughout which such U.S. Holder owns such common shares to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold on the first day of such year at fair market value. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to warrants and common shares acquired upon exercise of warrants.
The Company will use commercially reasonable efforts to make available to U.S. Holders, upon their written request, for each year in which the Company may be a PFIC, all information and documentation that a U.S. Holder making a QEF Election with respect to the Company, and any lower-tier PFIC in which the Company owns, directly or indirectly, more than 50% of such lower-tier PFIC’s total aggregate voting power, is required to obtain for U.S. federal income tax purposes in the event it is a PFIC. However, U.S. Holders should be aware that the Company provides no assurances that it will attempt to provide any such information relating to any lower-tier PFIC in which the Company owns, directly or indirectly, 50% or less of such lower-tier PFIC’s aggregate voting power. Because the Company may own shares in one or more lower-tier PFICs, and may acquire shares in one or more lower-tier PFICs in the future, they will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any lower-tier PFIC for which the U.S. Holders do not obtain the required information. U.S. Holders should consult their tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any lower-tier PFIC.
Mark-to-Market Election
A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. The common shares generally will be “marketable stock” if they are regularly traded on (a) a national securities exchange that is registered with the SEC; (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934; or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced; and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor regarding whether the common shares constitute marketable stock.
A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for common shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.
Any Mark-to-Market Election made by a U.S. Holder for common shares will also apply to such U.S. Holder’s common shares acquired upon exercise of warrants. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to common shares, any common shares received on exercise of warrants will automatically be marked-to-market in the year of exercise. If the Company is a PFIC at the time a U.S. Holder acquires warrants, a U.S. Holder’s holding period for common shares received on exercise will include the period during which such U.S. Holder has held the warrants. In these circumstances, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its common shares acquired on exercise of the warrants after the beginning of such U.S. Holder’s holding period for such common shares, unless the common shares are acquired in the same tax year as the year in which the U.S. Holder acquired the corresponding warrants, and the tax regime and interest charge of Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which the common shares are received. However, the general mark-to-market rules will apply to subsequent tax years.
A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the common shares over (ii) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).
U.S. Holders that make a Mark-to-Market Election generally also will adjust their tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).
A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be “marketable stock” or the IRS consents to revocation of such election. U.S. Holders should consult their own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.
Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to common shares, no such election may be made with respect to the stock of any lower-tier PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of lower-tier PFIC stock or distributions from a lower-tier PFIC.
Other PFIC Rules
Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, if ever finalized in their current form, would be effective retroactively, and subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event the Company is a PFIC during such U.S. Holder’s holding period for the relevant shares. However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares are transferred.
Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares or warrants as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares or warrants.
If the Company were a PFIC, a U.S. Holder would be required to attach a completed IRS Form 8621 to its tax return every year in which it recognized gain on a disposition of the common shares or warrants or received an excess distribution. In addition, subject to certain rules intended to avoid duplicative filings, U.S. Holders may also be required to file an annual information return on IRS Form 8621 with respect to each PFIC in which the U.S. Holder holds a direct or indirect interest. U.S. Holders should consult their own tax advisors regarding their filing obligations with respect to such information returns.
In addition, a U.S. Holder who acquires common shares or warrants from a decedent will not receive a “step up” in tax basis of such common shares or warrants to fair market value unless such decedent had a timely and effective QEF Election in place.
Special rules also apply to foreign tax credits that a U.S. Holder may claim on a distribution from a PFIC.

The PFIC rules are complex, and U.S. Holders should consult their own tax advisors regarding the PFIC rules and how they may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares and warrants in the event the Company is a PFIC at any time during the holding period for such common shares or warrants.
Information Reporting and Backup Withholding
Certain U.S. Holders are required to report information relating to an interest in common shares or warrants, subject to certain exceptions (including an exception for common shares and warrants held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in common shares or warrants. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the common shares and warrants.
Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on common shares, and proceeds arising from certain sales or other taxable dispositions of common shares or warrants, may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. social security or other taxpayer identification number (generally on Form W-9); (b) furnishes an incorrect U.S. taxpayer identification number; (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax; or (d) fails under certain circumstances to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder timely furnishes the required information to the IRS. U.S. Holders should consult their own tax advisors regarding the information reporting and backup withholding tax rules.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed on by Fasken Martineau DuMoulin LLP, Ottawa, Ontario, as to Canadian legal matters and Davis Graham & Stubbs LLP, Denver, Colorado, as to U.S. legal matters.
EXPERTS
The consolidated financial statements of Ur-Energy Inc. as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The mineral resource estimate and related information of our Lost Creek Property incorporated by reference herein are based upon analyses performed or overseen by Western Water Consultants, Inc., d/b/a WWC Engineering. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.
The mineral resource estimate and related information of our Shirley Basin Project incorporated by reference herein are based upon analyses performed by Western Water Consultants, Inc., d/b/a WWC Engineering. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

UR-ENERGY INC.
Up to $50,000,000 Common Shares

PROSPECTUS SUPPLEMENT

            B. Riley SecuritiesCantor
April 16, 2026